Exhibit 1.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this document or the action you should take, you are recommended to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000. All QLI Shareholders are strongly advised to consult their professional advisers regarding their own tax position.

PLEASE READ THIS DOCUMENT CAREFULLY AND FOLLOW THE INSTRUCTIONS CONTAINED HEREIN IN ORDER TO PARTICIPATE IN THE TENDER OFFER.

If you have sold or otherwise transferred all of your QLI Shares or QLI GDRs, please send this document at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for onward delivery to the purchaser or transferee. However, the Offer is not being made in, into or from Canada, Australia or Japan and therefore this document should not be forwarded or transmitted in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction. In addition, this Offer is not being made in the United States or in the United Kingdom except in the limited circumstances described under “Overseas Shareholders” in Part I of this document. In particular, in the United Kingdom, this document and the Offer is only addressed to and directed at (1) qualified investors as defined in section 86 of the Financial Services and Markets Act 2000, as amended who are also persons (i) who have professional experience in matters relating to investments and who fall within the definition of “investment professionals” in Article 19(5) of the U.K. Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”) or (ii) falling within Articles 49(2)(a)-(d) (high net worth companies, unincorporated associations, etc.) of the Order or (iii) to whom it may otherwise lawfully be communicated or caused to be communicated and (2) any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to collectively as “relevant persons”). This document must not be acted on or relied on in the United Kingdom, by persons who are not relevant persons.  Any investment or investment activity to which this document relates is only available to relevant persons..

This document should be read in conjunction with the exhibits hereto.

TENDER OFFER DOCUMENT

SHARE OFFER

FOR

ALL ISSUED AND OUTSTANDING SHARE CAPITAL (INCLUDING QLI SHARES REPRESENTED BY GLOBAL DEPOSITARY RECEIPTS) OF
QUEENCO LEISURE INTERNATIONAL LTD. (A COMPANY ORGANISED IN ISRAEL)
NOT HELD BY THE OFFEROR

(Y.Z) QUEENCO LTD. (THE "OFFEROR") IS OFFERING TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QUEENCO LEISURE INTERNATIONAL LIMITED (“QLI”) NOT ALREADY HELD BY THE OFFEROR OR ITS WHOLLY OWNED SUBSIDIARY SHAHAR HAMILLENNIUM (1991) LTD., INCLUDING QLI SHARES REPRESENTED BY GLOBAL DEPOSITARY RECEIPTS (“GDRs”), IN EXCHANGE FOR NEWLY ISSUED ORDINARY SHARES OF THE OFFEROR SUCH THAT EACH QLI SHAREHOLDER SHALL RECEIVE 0.272 SHARES OF THE OFFEROR FOR EACH QLI SHARE OWNED BY SUCH SHAREHOLDER, OR 2.72 OFFEROR SHARES FOR EACH GDR (THE "OFFER").  IN TERMS OF PERCENTAGE INTEREST, EVERY 1 PER CENT OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI HELD BY A QLI SHAREHOLDER SHALL ENTITLE SUCH QLI SHAREHOLDER OR QLI GDR HOLDER TO OFFEROR SHARES EQUAL TO 1.095 PER CENT OF THE EQUITY RIGHTS AND 1.124 PER CENT OF THE VOTING RIGHTS IN THE OFFEROR FOLLOWING CONSUMMATION OF THE OFFER.   TENDERING GDR HOLDERS MUST PAY THE FEE OF THE DEPOSITARY FOR CANCELLATION OF THE GDRS THAT ARE ACCEPTED FOR EXCHANGE.

ALL OF THE OFFEROR SHARES ISSUED IN EXCHANGE FOR THE QLI SHARE CAPITAL WILL BE, AT THE TIME OF THE ISSUANCE THEREOF UPON COMPLETION OF THE OFFER, REGISTERED IN ISRAEL AND LISTED ON THE TEL AVIV STOCK EXCHANGE.

THE OFFEROR SHARES REFERRED TO HEREIN HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OF THE OFFEROR SHARES OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. THE ORDINARY SHARES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE QLI SHARE CAPITAL NOT TENDERED CONSTITUTING LESS THAN (A) 2 PER CENT. OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI OR (B) 5 PER CENT. OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI WITH MORE THAN HALF OF THE HOLDERS OF QLI SHARE CAPITAL WHO DO NOT HAVE A PERSONAL INTEREST (AS SUCH TERM IS DEFINED IN THE ISRAELI COMPANIES LAW, 1999) IN THE OFFER ACCEPTING THE OFFER. AS AT THE DATE HEREOF, THE OFFEROR, TOGETHER WITH ITS WHOLLY OWNED SUBSIDIARY SHAHAR HAMILLENNIUM (1991) LTD., HOLDS APPROXIMATELY 36.28 PER CENT OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI.  IF UPON EXPIRATION OF THE OFFER PERIOD, NEITHER THE CONDITIONS SET FORTH IN CLAUSE (A) NOR THE CONDITIONS SET FORTH IN CLAUSE (B) ABOVE SHALL HAVE BEEN MET, THIS OFFER WILL BE NULL AND VOID AND THE OFFEROR WILL NOT PURCHASE ANY OF THE TENDERED QLI SHARE CAPITAL. NOTE THAT THE CONSUMMATION OF THIS OFFER IS SUBJECT TO THE FULFILMENT OF CERTAIN OTHER CONDITIONS DESCRIBED HEREIN.

IF THE OFFER IS ACCEPTED SUCH THAT THE QLI SHARE CAPITAL NOT TENDERED CONSTITUTES LESS THAN (A) 2 PER CENT. OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI OR (B) 5 PER CENT. OF THE ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI WITH MORE THAN HALF OF THE HOLDERS OF QLI SHARE CAPITAL WHO DO NOT HAVE A PERSONAL INTEREST IN THE OFFER HAVING ACCEPTED THE OFFER, THEN ALL ISSUED AND OUTSTANDING SHARE CAPITAL OF QLI NOT OWNED BY THE OFFEROR OR ITS WHOLLY OWNED SUBSIDIARY SHAHAR HAMILLENNIUM (1991) LIMITED, INCLUDING ALL SHARE CAPITAL OWNED BY NON-TENDERING HOLDERS OF QLI SHARE CAPITAL, SHALL AUTOMATICALLY BE TRANSFERRED TO THE OFFEROR AND THE OFFEROR WILL ACQUIRE THE ENTIRE QLI SHARE CAPITAL SUBJECT TO THIS OFFER ("MANDATORY ACQUISITION"). IT IS INTENDED THAT APPLICATION WILL BE MADE FOR THE GDRS TO BE DELISTED FROM THE LONDON STOCK EXCHANGE SUBJECT TO CONSUMMATION OF THE OFFER  AND SUBJECT TO COMPLETION OF THE MANDATORY ACQUISITION, QLI WILL BECOME A PRIVATELY HELD SUBSIDIARY OF THE OFFEROR AND ITS WHOLLY OWNED SUBSIDIARY SHAHAR HAMILLENNIUM (1991) LTD. THE OFFEROR SHARES ISSUED WITH RESPECT TO ANY GDRs NOT TENDERED IN THE OFFER, SHALL BE SOLD BY THE BANK OF NEW YORK MELLON, DEPOSITARY FOR THE GDRs, IN ACCORDANCE WITH THE TERMS OF THE GDRs AND THE PROCEEDS OF THE SALE OF THE OFFEROR SHARES, AS AND WHEN SOLD BY THE DEPOSITARY, SHALL BE PAYABLE TO SUCH GDR HOLDERS, SUBJECT TO WITHHOLDING TAX AT THE HIGHEST APPLICABLE RATE IN ISRAEL, PAYABLE TO THE ISRAELI TAX AUTHORITY AND APPLICABLE FEES.

28 OCTOBER  2014

NOTICE TO UNITED STATES HOLDERS

The Offer is only being made in the United States in reliance on the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 802 promulgated under the Securities Act and in reliance on, and in compliance with, Rule 14d-1(c) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Offer is being made subject to Israeli disclosure requirements which are different from certain United States disclosure requirements. Parts of this document contain information concerning the offer required by Israeli disclosure requirements which may be material and may not have been summarized elsewhere in the document. Furthermore, the payment and settlement procedure with respect to the Offer will comply with the relevant Israeli rules, which differ from United States payment and settlement procedures. The Offeror will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and the rules and regulations thereunder in connection with the Offer. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

The Offeror Shares (as defined herein) have not been, and will not be, registered under the Securities Act, or under any securities laws of any state or other jurisdiction of the United States. The Offeror Shares may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Offeror Shares have not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”), any other federal or state securities commission in the United States or any other U.S. regulatory authority, nor have any such authorities passed upon or endorsed the merits of the Offer or confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offence in the United States.

The Offeror Shares delivered to persons located in the United States will be “restricted securities” within the meaning of the Securities Act to the same extent and proportion that securities tendered or exchanged by such holders were restricted securities. Restricted securities are subject to restrictions on transfer that may require U.S. Holders participating in the Offer to bear the financial risks of the Offeror Shares for an indefinite period of time. Accordingly, if your QLI Shares or QLI GDRs are restricted securities, then the Offeror Shares you receive will also be restricted securities. The term “U.S. Holder” is defined in Paragraph 5(h) of Part 2.

Offeror Shares that are restricted securities may not be resold in the United States unless they are registered under the Securities Act or an exemption from such registration is available, such as Rule 144 under the Securities Act. Subject to certain limitations, holders of restricted Offeror Shares may immediately resell those shares outside the United States without registration pursuant to and in compliance with Regulation S under the Securities Act.

Any Offeror Shares held by affiliates of the Offeror also may not be resold in the United States unless they are registered under the Securities Act or an exemption from such registration is available, including pursuant to Rule 144. Shares held by affiliates that are not restricted securities may be sold pursuant to Rule 144 without regard to the holding period but subject to certain other conditions.

If you acquire Offeror Shares that are restricted securities or are an affiliate of the Offeror, you should consult your legal advisors for advice on applicable resale restrictions.

In order to accept the Offer, holders must complete the Tender Forms in their entirety and make the applicable certifications contained therein.  See Part 2, “Additional Conditions and Further Terms of the Offer”.

QLI and the Offeror are both organized under the laws of Israel. Some or all of the officers and directors of QLI and the Offeror, respectively, are residents of countries other than the United States. In addition, all of the assets of QLI and the Offeror are located outside the United States. As a result, it may be difficult for U.S. shareholders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since the Offeror is located in a foreign country, and some or all of its officers and directors may be residents of foreign countries. U.S. shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Each U.S. holder of QLI Shares and QLI GDRs is urged to consult its own tax, legal and financial advisor about the particular consequences to them in the Offer.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENCE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTE (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE, NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE, CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

NOTICE TO HOLDERS IN THE UNITED KINGDOM

ONLY HOLDERS OF QLI SHARES AND QLI GDRS IN THE UNITED KINGDOM THAT CERTIFY THAT THEY ARE (A)(1) “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE (DIRECTIVE 2003/71/EC AS AMENDED (INCLUDING AMENDMENTS BY DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE)(THE “PROSPECTUS DIRECTIVE”) (“QUALIFIED INVESTORS”) AND ARE PERSONS (X) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO FALL WITHIN THE DEFINITION OF “INVESTMENT PROFESSIONALS” IN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE "ORDER"); (Y) FALLING WITHIN ARTICLE 49(2)(A) TO (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC") OF THE ORDER; OR (Z) TO WHOM IT MAY OTHERWISE BE LAWFULLY COMMUNICATED OR (2) ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS"); AND (B) ARE PURCHASING OFFEROR SHARES IN AN ‘‘OFFSHORE TRANSACTION’’ IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (C) OTHERWISE SATISFY THE REQUIREMENTS SET FORTH IN THE TENDER FORMS AND THIS DOCUMENT, WILL RECEIVE OFFEROR SHARES IN EXCHANGE FOR THEIR QLI SHARES AND QLI GDRS IN ACCORDANCE WITH THE TERMS OF THE OFFER. THIS DOCUMENT AND THE TERMS AND CONDITIONS SET OUT HEREIN MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS DOCUMENT AND THE TERMS AND CONDITIONS SET OUT HEREIN RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. SEE PART 2, “ADDITIONAL CONDITIONS AND FURTHER TERMS OF THE OFFER”.

CONTENTS

OFFER STATISTICS	6
DEFINITIONS	7
PART 1 LETTER FROM THE OFFEROR	9
PART 2 ADDITIONAL CONDITIONS AND FURTHER TERMS OF THE OFFER	19
PART 3 ADDITIONAL INFORMATION	26
EXHIBIT A-1 VALUATION REPORT OF URI WOLF ECONOMIC AND FINANCIAL CONSULTING LTD.
EXHIBIT A-2 FAIRNESS OPINION OF PROF. YORAM EDEN
EXHIBIT B-1 TENDER FORM FOR RULE 144A HOLDERS
EXHIBIT B-2 TENDER FORM FOR REGULATION S HOLDERS
EXHIBIT B-3 TENDER FORM FOR HOLDERS OF QLI SHARES

OFFER STATISTICS

Aggregate amount of QLI Shares (including QLI Shares underlying GDRs) outstanding – 1,128,335,384.

Aggregate amount of QLI Shares (including QLI Shares underlying GDRs) held by the Offeror and Shahar Hamillennium (1991) Ltd. – 409,374,016.

Aggregate amount of QLI Shares (including QLI Shares underlying GDRs) proposed to be purchased from holders of QLI share capital – total of 718,959,368 shares, representing approximately 63.72 per cent. of the issued and outstanding share capital of QLI (which includes 56,562,667 shares held by Yigal Muli (as defined below), which is controlled by the controlling shareholder of the Offeror).

Consideration offered by the Offeror for the tendered QLI ordinary shares (including ordinary shares underlying GDRs) – 195,708,474 Offeror Shares for all of the tendered QLI ordinary share (including ordinary shares underlying GDRs), representing in the aggregate 71.61 per cent of the issued and outstanding share capital (or 69.75 per cent of the equity rights) of the Offeror immediately following consummation of the tender offer such that holders of GDRs will receive 2.72 Offeror Shares for each GDR tendered and holders of QLI Shares will receive 0.272 Offeror Share for each QLI Share.  In terms of percentage interest, every 1 per cent of the issued and outstanding share capital of QLI held by a QLI Shareholder shall entitle such QLI Shareholder or QLI GDR Holder to Offeror Shares equal to 1.095 per cent of the equity rights and 1.124 per cent of the voting rights in the Offeror following consummation of the Tender Offer.  If, prior to consummation of the Offer, the Offeror issues shares, then the amount of Offeror Shares issued hereunder shall be increased to maintain the foregoing exchange ratio, and, as a result, also the percentage which the newly issued Offeror shares will represent out of the Offeror’s total issued and outstanding share capital.

Fractions of Offeror Shares - No fraction of an Offeror Share will be issued to any holder of QLI Shares or QLI GDRs as a result of the exchange under the Offer, and any fractional share will be rounded to the nearest whole share (with 0.5 of an Offeror Share to be rounded up). Therefore, the total number of Offeror Shares issued upon consummation of the Offer and the final holding percentages of the holders of QLI Shares or QLI GDRs in the issued and outstanding share capital of the Offeror may be subject to immaterial adjustments resulting from such rounding of fractional shares.

Each of A.S.Y.V. Hotels Ltd. (“ASYV”), an entity controlled by Yariv Lerner, the CEO of each of the Offeror and QLI and a director of QLI, which holds approximately 32.69% of the outstanding QLI Shares, and Yigal Muli (as defined below), which holds approximately 5.01% of the outstanding QLI Shares, has notified the Offeror that it will tender all of its QLI Shares in the Offer. ASYV and the Offeror have executed an agreement pursuant to which, among other things, the parties to such agreement have agreed to vote their QLI Shares in coordination with respect to the election of directors. ASYV and Mr. Yigal Zilkha, the controlling shareholder of the Offeror, have agreed that immediately upon consummation of the Offer, they will enter into a similar agreement with respect to their Offeror Shares.

Timetable – holders of QLI Shares or QLI GDRs that wish to tender must  complete the requirements for a valid tender  by 5:00 pm,  New York time, on 21 November 2014 (as to GDRs) or by 5:00 pm, London time, 7:00 pm Israeli time, 12:00 noontime New York time on 26 November  2014 (as to QLI Shares) (or such later time(s) and/or date(s) as the Offeror may decide).

Options of QLI to be converted to Options of Offeror – upon consummation of the Offer, currently outstanding options to purchase an aggregate of 25,275,157 QLI Shares will be cancelled and replaced with options to purchase an aggregate of 6,880,039 Offeror Shares, representing 2.39 per cent of the equity rights and 2.46% of the voting rights of the Offeror and 1.86% of the equity rights and 1.93% of the voting rights in the Offeror on a fully-diluted basis (immediately following consummation of the Offer but prior to exercise of such options). The exercise price of the new options and the number of Offeror Shares underlying the new options reflect the same ratio used in replacing the QLI Shares with Offeror Shares pursuant to the Offer.  The vesting schedule and other terms of the new options will remain unchanged.

DEFINITIONS

“City Code”	the UK City Code on Takeovers and Mergers, issued by the Takeover Panel
“Custodian Bank”	Bank Hapoalim Ltd., custodian bank of the Tender Agent
“Depositary”	The Bank of New York Mellon, as depositary for the QLI GDR program.
“DTC”	the Depository Trust Company
“FSMA”	the Financial Services and Markets Act 2000, as amended
"GDR"	Global Depositary Receipt
“GDR Expiration Time”	5:00 p.m., New York time, on 21 November 2014 (or such later date as the Offeror may decide)
“Group”	the Offeror and its wholly owned subsidiaries
“ISA”	the Israeli Securities Authority
"ITA"	the Israeli Tax Authority
“Israeli Securities Law”	the Israeli Securities Law, 1968, as amended
“LSE”	London Stock Exchange plc
“Nominee Company”	Mizrahi-Tefahot Nominee Company
“NIS”	New Israeli Shekel
“Non-Tendering GDR Holders”	those holders of QLI GDRs that do not validly tender their QLI GDR pursuant to this Offer
“Non-Tendering Shareholders”	those holders of QLI shares that do not validly tender their QLI Shares pursuant to this Offer
“personal interest”
a personal interest of a shareholder (or his proxy, even if the shareholder himself does not have a personal interest) in a transaction or other action of a company, including the personal interest of such person’s relative and of an entity in which such person or such person’s relative has a personal interest, but excluding a personal interest deriving merely from holding shares in such company. Any holder of QLI Shares that does not indicate on the Tender Form if it has or does not have a personal interest in the approval of the Offer will be deemed not to have a personal interest in the approval of the Offer.

“Offeror Shares”	Ordinary Shares, nominal value NIS0.01 per share, of the Offeror. ISIN IL0003860116, Symbol QNCO
“QLI” or “the Company”	Queenco Leisure International Ltd., a company incorporated in Israel with company number 513297648
“QLI GDRs”	GDRs, listed for trading on the LSE, each representing 10 QLI Shares
“QLI Shareholder”	A holder of QLI Shares
“QLI Shares”	QLI ordinary shares, including ordinary shares underlying QLI GDRs
"Shahar Hamillennium"	Shahar Hamillennium (1991) Ltd., a wholly owned subsidiary of the Offeror, incorporated in Israel with company number 520039405

“Takeover Panel”	the Panel on Takeovers and Mergers
“TASE”	the Tel Aviv Stock Exchange
“Tax Ordinance”	the Israeli Income Tax Ordinance (New Version) 1961
“Tender Agent”	The Bank of New York Mellon, as Tender Agent for the Offeror
“Tender Forms”	the tender forms and notices attached as Exhibits B-1, B-2 and B-3 to this document (to be executed in accordance with the terms set forth therein)
“Tender Offer” or “Offer”	the tender offer being made by this document for the QLI Shares not already owned by the Offeror or Shahar Hamillennium
"Yigal Muli"	Yigal Muli Tourism Ltd., a company incorporated in Israel with company number 513332098 and controlled by Mr. Yigal Zilkha, the controlling shareholder of the Offeror
"(Y.Z) Queenco" or the “Offeror”
(Y.Z) Queenco Ltd., a company incorporated in Israel with company number 520038266, whose ordinary shares are registered with the ISA and listed on the TASE. Shahar Hamillennium and (Y.Z) Queenco together hold 36.28% of the issued and outstanding share capital of QLI

All references to times and dates in this document and the accompanying Tender Forms are to London times and dates, unless otherwise stated.

All references to legislation and statutes in this document and the accompanying Tender Forms, unless otherwise noted, are to UK legislation and statutes.

Part 1

Letter from the Offeror

28 October 2014

Dear QLI Shareholders:

Tender Offer for 718,959,368 QLI Shares, including shares represented by GDRs, representing approximately
63.72 per cent. of the Issued and Outstanding Share Capital of the Company

1.	Introduction.

The Offeror is pleased to propose an offer to purchase all QLI Shares not already owned by the Offeror or its wholly owned subsidiary Shahar Hamillennium, in consideration for 0.272 Offeror Share for each tendered QLI Share. In terms of percentage interest, every 1 per cent of the issued and outstanding share capital of QLI held by a QLI Shareholder shall entitle such QLI Shareholder to Offeror Shares equal to 1.095 per cent of the equity rights (calculated including treasury shares) and 1.124 per cent of the voting rights in the Offeror following consummation of the Tender Offer.  The entire share capital of the Offeror is listed on the TASE. All of the Offeror Shares which will be issued to the QLI Shareholders and holders of QLI GDRs in consideration for their QLI Shares and QLI GDRs, assuming consummation of the Offer, have been registered with the ISA and will be listed on the TASE.  The ratio used in determining the number of Offeror Shares which will be issued in consideration for each tendered QLI Share is based on valuation reports prepared by Uri Wolf Economic and Financial Consulting Ltd., dated September 28, 2014 and a fairness opinion prepared by Prof Yoram Eden, dated October 13, 2014.  Translations of such valuation report and such fairness opinion from Hebrew to English are attached hereto as Exhibit A-1 and Exhibit A-2, respectively.  The Offeror Shares issued upon consummation of the Offer may not be sold, pledged or transferred in the United States in the absence of a registration under the Securities Act except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in each case subject to receipt by the Offeror of an opinion of counsel (or of such other evidence that it may reasonably require) in a form satisfactory to it that such registration is not required under the Securities Act.

The aggregate consideration offered for all QLI Shares and QLI GDRs validly tendered or otherwise transferred to the Offeror (assuming the Offer is duly accepted and consummated) will consist of 195,708,474  Offeror Shares, representing 71.61% of the issued and outstanding share capital (and 69.75% of the equity rights of the Offeror, giving effect to the issuance of such Offeror Shares (subject to the terms hereof)). If, prior to consummation of the Offer, the Offeror issues shares, the amount of Offeror Shares issued hereunder shall be increased such that the terms set forth under the immediately preceding paragraph shall be met.

This document, along with all exhibits thereto, contains the formal Offer for the entire issued share capital of QLI not owned by the Offeror or by Shahar Hamillennium. It also explains the background to and reasons for the Offer, which the Offeror’s Board is recommending that all holders of QLI Shares accept.

2.
Background to and reasons for the Offer. The Offeror and Shahar Hamillennium own in the aggregate approximately 36.28% of the issued and outstanding share capital of QLI. The only other material or potentially material rights and obligations of the Offeror are the following:

1.
Debentures, under which the aggregate net outstanding amount as of June 30, 2014 was approximately NIS 33.4 million (approximately 5.7 million Pound Sterling, using the exchange rate as of June 30, 2014). The remaining principal payments on the debentures are NIS 16.7 million, due on December 31, 2014 and NIS 16.7, due on December 31, 2015. The annual interest is currently fixed at 7.0%, linked to the CPI, and is paid in June and December of each year. The interest rate is subject to increase in the event that the Offeror fails to meet certain financial covenants.  The debentures are currently secured by, among other things, the Offeror’s and Shahar Hamillenium’s interests in QLI Shares, (b) the Offeror’s rights to certain payments, including a payment from ASYV in respect of QLI Shares issued to ASYV (some of which QLI Shares currently secure this loan) and (c) the proceeds of a shareholders loan made by the Offeror to QLI.  It shall be noted that, following consummation of the Offer, the Offeror may be required to pledge additional QLI Shares.

2.
Outstanding options (listed on the TASE) to purchase an aggregate of approximately 2.6 million Offeror Shares at an approximate average exercise price of NIS 5.25 (approximately 0.90 Pound Sterling, using the exchange rate as of June 30, 2014), exercisable until March 31, 2015.

3.
Outstanding options (listed on the TASE) to purchase an aggregate of approximately 39.9 million Offeror Shares at an exercise price of NIS 3.50 (approximately 0.60 Pound Sterling, using the exchange rate as of June 30, 2014), exercisable until December 31, 2014.

4.
Outstanding options (listed on the TASE) to purchase an aggregate of approximately 39.9 million Offeror Shares at an exercise price of NIS 5.00 (approximately 0.85 Pound Sterling, using the exchange rate as of June 30, 2014), exercisable until March 31, 2015.

5.
Outstanding unlisted options held by Offeror employees and consultants to purchase an aggregate of 0.6 million Offeror Shares at a weighted average exercise price of NIS 2.5 (approximately 0.43 Pound Sterling, using the exchange rate as of June 30, 2014), exercisable until January 2016.

6.
The Offeror has made loans to QLI of which NIS 11.5 million (approximately 1.96 million Pound Sterling, using the exchange rate as of June 30, 2014)) in principal amount is outstanding as of June 30, 2014; the terms of such loan are back-to-back with the terms of the debentures issued by the Offeror in January 2011 (i.e., effective interest and payment schedule).

7.
Cash and cash equivalents in the aggregate amount of NIS 0.016 million (approximately 2,730 Pound Sterling, using the exchange rate as of June 30, 2014)) held by the Offeror and Shahar Hamillennium as of June 30, 2014.

The Offeror's registration statement covering the Offeror Shares to be issued to the QLI Shareholders upon consummation of the Offer has been approved by the ISA.  A convenience translation of such registration statement is being furnished to the SEC with the Offeror’s Form CB and is available on the website of the SEC at http://www.sec.gov.

QLI was incorporated in 2002 under the name Resido Tourism & Leisure Development (2002) Ltd. and on 3 July 2007 consummated the listing of the GDRs on the LSE.

The Offeror’s Board believes that (i) the cost of maintaining two listings throughout the Group is high, (ii) the structure of ownership between the Offeror and QLI is complex, (iii) the structure of the Group makes repayment of the Offeror’s debentures cumbersome, (iv) liquidity levels in QLI Shares have for some time been low and (v) management and operations at two levels is inefficient.

As a result, the Offeror’s Board undertook a process to review the Group’s structure and listings. During that time, the Offeror’s Board examined a range of options to support the Group’s commercial objectives and now believes that the Offer represents the best option to increase value for all shareholders of both QLI and the Offeror and provide an improved structure with which to manage the Group’s operations.

The entire issued and outstanding share capital of the Offeror is listed on the TASE. As stated above, the Offeror's registration statement covering the Offeror Shares has been approved by the ISA.  In addition, the Offeror has obtained the approval of the TASE for the listing on the TASE of all Offeror Shares which will be issued to the holders of QLI Shares in consideration for their QLI Shares in the Offer.

The purposes of the Offer therefore are:

(i)	to reduce the significant costs incurred by QLI due to being a publicly quoted company, including:

a.
fees paid to a relatively large number of directors (it is expected that upon completion of the Offer, the number of directors of QLI will be reduced significantly since various regulatory requirements with respect to the composition of its Board of Directors will no longer apply to an unlisted company); and

b.
expenses relating to listing on the LSE, including listing fees and legal counsel and fees of the depositary of the QLI GDRs; and other expenses relating to the reporting requirements incurred by QLI due to being a publicly listed company, which expenses will no longer be relevant once QLI is an unlisted company;

(ii)	to simplify the Group structure by merging QLI’s operations with those of the Offeror, and by having to satisfy the obligations of only one listed entity;

(iii)	to simplify certain business processes as between QLI and the Offeror to allow the Offeror to more efficiently operate its business;

(iv)	to increase trading volumes of the shares of the Offeror on the TASE, which the board of the Offeror believes will lead to an increase in the trading price of the shares of the Offeror; and

(v)	to simplify the management of the group by having one level of management and board of directors focused on the business of the Offeror and QLI.

The Offeror, as an Israeli public company whose securities are listed on the TASE, is subject to the Israeli Securities Law and the regulations promulgated thereunder, which regulate the reporting duties of any corporation whose securities have been offered to the public in Israel by a prospectus and are held by the public, or a corporation whose securities are listed for trade on the TASE.  Therefore, the Offeror is obligated to file with the ISA certain reports, including the following:

(a)	An annual report, within three months following the end of the Offeror's fiscal year, but not less than 14 days prior to the annual general meeting of its shareholders;

(b)	A quarterly report, within two months following the end of each fiscal quarter;

(c)
Immediate reports, upon the occurrence of certain events specified in the regulations, within a very tight schedule from the time the Offeror first becomes aware of such event (usually not later than the morning of the first trading day following the date on which the Offeror becomes aware of the occurrence of such event and in certain cases on the same day). The ISA may require the Offeror to submit an immediate report regarding any event or matter if, in the ISA’s opinion, information regarding the same is of importance to a reasonable investor considering the purchase or sale of securities of the Offeror; and

(d)
Report(s) on the beneficial ownership of Offeror shares by certain affiliates of the Offeror and holders of more than 5% of the Offeror's outstanding share capital (which reports are filed by the Offeror upon receipt of the relevant information from the relevant affiliate or shareholder).

The QLI Shareholders should note that all the reports filed by the Offeror with the ISA (including the financial statements included therein) are in Hebrew, and that the financial statements of the Offeror are currently prepared in accordance with International Financial Reporting Standards (IFRS).  Certain sections of the registration statement filed by the Offeror in Israel with respect to the issuance of Offeror Shares in the Offer has been translated to English and is being furnished as an Exhibit to Form CB filed by the Offeror with the SEC.  The Form CB and its exhibits are available at www.sec.gov.

Set forth below is certain information about the trading volume of the QLI GDRs and Offeror Shares as well as the highest and lowest price per QLI GDR and Offeror Share on the LSE and TASE, respectively, over the 12-month period ending on September 30, 2014 and through October 23, 2014 (note that each QLI GDR represents 10 QLI Ordinary Shares).  Such information is provided for information purposes only and past performance is not a guide to future performance.

QLI GDRs

Month	Trading Volume (Number of GDRs)	Highest Price per GDR (in Euro)	Lowest Price per GDR (in Euro)
October 2013	0	0.45	0.45
November 2013	0	0.45	0.45
December 2013	4,700	0.45	0.45
January 2014	0	0.45	0.45
February 2014	0	0.45	0.45
March 2014	0	0.45	0.45
April 2014	0	0.45	0.45
May 2014	0	0.45	0.45
June 2014	0	0.45	0.45
July 2014	0	0.45	0.45
August 2014	0	0.45	0.45
September 2014	0	0.45	0.45
October 2014 (through October 23, 2014	0	0.45	0.45

Offeror Shares

Month	Average per day of Trading Volume (Number of Shares)	Highest Price per Share (NIS) (closing price of each day)	Lowest Price per Share (NIS) (closing price of each day)	Euro/NIS Exchange Rate (as of first business day of relevant month, based on the exchange rates published by the Bank of Israel)
October 2013	6,176	0.72	0.71	4.7845
November 2013	5.5	0.72	0.72	4.7666
December 2013	4,929	0.83	0.70	4.7781
January 2014	5,378	0.84	0.76	4.7730
February 2014	4,363	0.84	0.84	4.7500
March 2014	1,100	0.86	0.84	4.8078
April 2014	1,392	0.85	0.65	4.7953
May 2014	359	0.84	0.83	4.7930
June 2014	201	0.81	0.71	4.7340
July 2014	45,759	1.44	0.83	4.6924
August 2014	4,900	1	0.97	4.5700
September 2014	30,345	1	0.76	4.7018
October 2014 (through October 23, 2014	34,347	0.755	0.64	4.6241

Under Israeli law, the Offeror may increase its holding percentage in QLI (together with Shahar Hamillennium) in excess of 90 per cent. only through a full tender offer that is addressed to all QLI Shareholders and may not hold between 90 per cent. and 95 per cent.

Under Israeli law, if the offer is accepted such that the QLI Shares not tendered constitute less than (i) 2 per cent. of the issued and outstanding share capital of QLI or (ii) 5 per cent. of the issued and outstanding share capital of QLI with more than half of the holders of QLI Shares who do not have a personal interest in the Offer accepting the Offer, then all issued and outstanding share capital of QLI, including share capital owned by non-tendering holders of QLI Shares, shall automatically be transferred to the Offeror for the same consideration as the consideration paid for the QLI Shares duly tendered during the term of the Offer and the Offeror will acquire the entire QLI share capital subject to this Offer.  The Depositary for the GDRs will sell the Offeror Shares that would otherwise have been distributed to non-tendering GDR holders, who will receive the proceeds of such sale less fees and withholding tax at the highest rate applicable in Israel, which will be paid to the Israeli Tax Authority.  Following consummation of the Offer, QLI will become a private company, wholly owned by the Offeror, and it is anticipated that the GDRs will be delisted from the LSE.

As stated in the admission document dated 3 July 2007 which was published in connection with the admission of the QLI GDRs to the LSE, transactions in QLI Shares are not subject to the provisions of the City Code and accordingly the protections provided to QLI Shareholders under the City Code are not available to holders of QLI Shares.

3.	The Offer.

As at the date hereof, the Offeror holds, together with Shahar Hamillennium, approximately 36.28 per cent. of the issued and outstanding QLI share capital.  The Offeror hereby offers to acquire, subject to the conditions and further terms set out or referred to in this document, QLI Shares representing approximately 63.72 per cent of the QLI outstanding share capital, by issuing as consideration 0.272 Offeror Share for each tendered QLI ordinary share (including ordinary shares underlying GDRs) or 2.72 Offeror Shares for each tendered GDR, representing in the aggregate 71.61% of the issued and outstanding share capital (and 69.75% of the equity rights) of the Offeror immediately following consummation of the tender offer and issuance of such Offeror Shares.  In terms of percentage interest, every 1 per cent of the issued and outstanding share capital of QLI held by a QLI Shareholder or holder of QLI GDRs shall entitle such QLI Shareholder or holder of QLI GDRs to Offeror Shares equal to 1.095 per cent of the equity rights and 1.124 per cent of the voting rights in the Offeror following consummation of the Tender Offer.

A condition to the due tender of the QLI Shares is, and each holder of QLI Shares that tenders such QLI Shares represents (as a condition to receiving the consideration for the tendered QLI Shares) to the Offeror, that the QLI Shares acquired pursuant to the Offer will be, upon the tender thereof by such persons and the payment of consideration therefor by the Offeror, fully paid and free from all liens, charges, encumbrances and other interests and together with all rights attaching thereto, including (without limitation) the right to receive and retain all dividends and other distributions (if any) declared, made or paid hereafter.

4.	Overseas shareholders.

The Offer to any person located in the United Kingdom who is purchasing the Offeror Shares for its own account or for the account of a beneficial owner for which it exercises sole investment discretion is only available to such person who: (a)(1) has professional experience in matters relating to investments  and who falls within the definition of “investment professionals” in Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”), (2) falls within Articles 49(2)(a)-(d) ("high net worth companies, unincorporated associations, etc") of the Order, or (3) is a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities of the Offeror or any member of its group may otherwise lawfully be communicated or caused to be communicated; and (b) is purchasing Offeror Shares in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act; and (c)(1) is a ”qualified investor” within the meaning of section 86 of the Financial Services and Markets Act 2000, as amended or (2) is able to receive Offeror Shares pursuant to an exemption provided by Article 3(2) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) as amended (including amendments by Directive 2010/73/EU to the extent implemented in the relevant Member State) (“Prospectus Directive”). As a condition to receiving Offeror Shares in accordance with the terms of this Offer, each holder of QLI Shares who is located in the United Kingdom will be required to certify in writing that it is such a person.

The availability of the Offer to persons not resident in the UK or who are citizens, residents or nationals of jurisdictions outside the UK may be prohibited or affected by the laws of the relevant jurisdiction. Persons who are citizens, residents or nationals of jurisdictions outside the UK should inform themselves about and observe any applicable legal or regulatory requirements in relation to the Offer.

The Offer is not being made directly or indirectly in, into or from Canada, Australia or Japan, or any other jurisdiction or to any person in any jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction.

In addition, the Offer is not being made in the United States, except in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 802 promulgated under the Securities Act.

5.	Taxation.

EACH HOLDER OF QLI SHARES IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND TENDERING OF QLI SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS OR TAX TREATIES, AND OF PENDING OR PROPOSED CHANGES IN APPLICABLE TAX LAWS AS OF THE DATE OF THIS DOCUMENT AND OF ANY ACTUAL CHANGES IN APPLICABLE TAX LAWS AFTER SUCH DATE.

Israeli Income Tax Consequences.

The following is a summary of certain Israeli tax consequences of the tendering of the QLI Shares, which is based upon laws, regulations, decrees, income tax conventions (treaties), administrative practice and judicial decisions in effect at the date of this document. Legislative, judicial or administrative changes or interpretations may, however, be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may be retrospective and may have tax consequences for the holders of QLI Shares. This summary is for general guidance only and addresses only certain limited aspects of the tax implications that may arise from the tendering of the QLI Shares. It does not purport to be a legal opinion, to constitute tax advice, or to address all tax aspects that may be relevant to an Israeli holder of QLI Shares.

In general, under the Israeli Income Tax Ordinance [New Version], 1961 and the rules and regulations promulgated thereunder (the "Tax Ordinance"), the disposal of shares of an Israeli company is considered to be a sale of capital assets.  The Tax Ordinance generally imposes a capital gains tax on the sale of capital assets located in Israel, including shares in an Israeli resident company, by both residents and non-residents of Israel, unless a specific exemption is available or unless otherwise provided in a treaty for the prevention of double taxation between Israel and the seller's country of residence.

Under the Tax Ordinance, the tax rate applicable to capital gains derived from the disposition of QLI Shares is generally 25% for individuals, unless such shareholder claims a deduction for financing expenses in connection with the purchase or holding of such QLI Shares, in which case the gain will generally be taxed at a rate of 30%.  Additionally, if such shareholder is considered a "Significant Shareholder" at any time during the 12-month period preceding such disposition, i.e., such shareholder holds directly or indirectly, including with another person, at least 10% of any means of control in the subject company, the tax rate will be 30% (“together with another” is defined in the Tax Ordinance as together with a relative and together with an entity that is not a relative, with which cooperation exists in the regular course of business according to a material agreement in respect of a corporate entity, directly or indirectly).  In addition, under Section 121b of the Tax Ordinance, an individual with income of over NIS 811,560 in a certain tax year is liable to an additional 2% "high-income tax" on its income exceeding NIS 811,560 from any source (making the tax rates described above 27%-32%). Under the Tax Ordinance, in general, companies are subject to the corporate tax rate (currently 25%) on capital gains derived from the disposition of shares. However, the foregoing tax rates will not apply to (i) dealers in securities or (ii) shareholders who acquired their shares prior to an initial public offering.

The Offeror has applied to the ITA for a tax ruling (“Tax Ruling”) in connection with the issuance of the Offeror Shares upon consummation of the Offer. The Offeror has requested the ITA’s confirmation in the Tax Ruling that the exchange of QLI Shares for Offeror Shares will not be subject to Israeli tax withholding at source nor to any Israeli taxation. The application for the Tax Ruling is based on Section 103T of the Tax Ordinance, which provides that, if the conditions of that section and certain other conditions are met, the tax event relating to the transaction is postponed from the date of the transaction until the sale of the shares issued in the transaction.

Solely with respect to a QLI Shareholder which is an individual entity directly holding 5% or more of the outstanding share capital of QLI, certain additional conditions must be met in order that the tax event shall be postponed, including the Offeror retaining the interests in QLI and its assets for a required period, holders of 5% or more not selling in the aggregate an amount over a certain percentage of Offeror Shares and the Offeror not issuing additional shares in excess of certain percentages.

Obtaining the Tax Ruling is one of the conditions to consummation of the Offer.  As of the date of this Tender Offer Document, representatives of the ITA have verbally advised the Offeror that the ITA would issue the tax ruling as described above. The Offeror will update the QLI Shareholders and GDR Holders upon receipt of the Tax Ruling.

Note that the resale by the QLI Shareholders or GDR Holders of the Offeror Shares that will be issued to them upon consummation of the Offer may be subject to taxation in accordance with the sellers’ tax position, including their residency and other factors. Each QLI Shareholder or GDR Holder is urged to consult with its tax advisor with respect to any and all tax consequences of the resale thereby of the Offeror Shares issued thereto upon completion of the Offer.

If the offer is accepted such that the QLI Shares not tendered constitute less than (i) 2 per cent. of the issued and outstanding share capital of QLI or (ii) 5 per cent. of the issued and outstanding share capital of QLI with more than half of the holders of QLI Shares who do not have a personal interest in the Offer accepting the Offer and the other conditions to the Offer are met, the Offeror will consummate the Offer.  Under Israeli law, the Offeror will be able to purchase all of the untendered QLI Shares.  Any GDR Holder who does not tender its GDRs will not receive Offeror Shares in exchange for their QLI GDRs.  In accordance with the terms of the GDRs, the Depositary will sell the Offeror Shares that such GDR Holder would have received and, following payment of any withholding taxes at the highest rate applicable in Israel to the Israeli Tax Authority and payment of fees and expenses, the GDR Holder shall receive the proceeds of the sale of the Offeror Shares.  Following the exchange of all of the QLI Shares and GDRs, it is anticipated that the QLI GDRs will be delisted from the London Stock Exchange.

6.	Tender Procedures

Procedure for holders of QLI GDRs (held via DTC) to participate in and to accept the Offer.

This section should be read in conjunction with Exhibit B-1 to this document.

To give an instruction to the Tender Agent to accept the Offer in respect of your QLI GDRs held through DTC:

(i) the GDRs must be delivered through the system of The Depository Trust Company (“DTC”) to the Tender Agent’s participant account no. 2504;

(ii) the Depositary’s fee for cancellation of GDRs of $0.03 per GDR must be paid to the Tender Agent through the DTC system or by wire transfer;

(iii) a fully completed original signed Tender Form in the Form of Exhibit B-1 to this tender offer document must be delivered to the Tender Agent by mail, courier or hand delivery; and

(iv) a fully completed original signed YZ Queenco Share Delivery Notice bearing an original Medallion signature guarantee must be delivered to the Tender Agent by mail, courier or hand delivery.

The steps specified above must be completed and the Tender Agent must receive all deliveries and payments prior to the GDR Expiration Time.  DTC and DTC participants may set their own cut-off dates and times to receive instructions that will be earlier than the GDR Expiration Time.  You should contact the broker or other securities intermediary through which you hold GDRs to determine the cut-off date and time that applicable to you.

Documents should be delivered to the Tender Agent at the following address:

The Bank of New York Mellon
Depositary Receipts
Transaction Structuring and Execution
101 Barclay Street, 22 West
New York, New York 10286

When submitting electronic instructions, DTC Participants will be given a transaction reference number. The applicable transaction reference number must appear on each Tender Form that is sent to the Tender Agent. In addition, if a DTC Participant tenders on behalf of more than one customer or account, it must make a separate delivery of GDRs and submit a separate Tender Form and YZ Queenco Share Delivery Notice for each customer or account.

The Tender Forms must contain details of the TASE account where the Offeror Shares should be credited.  The. Any failure to provide delivery instructions in the appropriate format may result in such holder not receiving its Offeror Shares on the settlement date.

Further, if you hold QLI GDRs through a broker or other securities intermediary, you may be charged a fee by such person for processing the instruction to accept the Offer on your behalf.

Deemed instructions - any instruction from a QLI GDR Holder in respect of QLI GDRs held through DTC shall be deemed to include instructions to the Tender Agent in to surrender the tendered and accepted QLI GDRs to the Depositary and instruct the Depositary to deliver the underlying QLI Shares as instructed by the Offeror.

If you are in any doubt as to the procedure for participating in the Offer as a holder of QLI GDRs, please contact the Tender Agent at

The Bank of New York Mellon Depositary Receipts
Transaction Structuring and Execution
Email:  drglobaltransactions@bnymellon.com
Facsimile:  (732) 667-9096 or (212) 571-3050
Telephone:  (212) 815-8223 (Agness Moskovits) OR (212) 815-2729 (Mark Gendler)

OR

Mr. Guy Sigura, General Counsel of the Offeror at 972-3-756-6555

Please note that the Tender Agent will only be able to provide you with the procedural information contained in this document and will be unable to give any further information, including any advice on the merits of the proposals contained in this document or any legal, financial or taxation advice on the contents of this document.

Procedure for holders of QLI GDRs (held via Euroclear and Clearstream) to participate in and to accept the Offer.

This section should be read in conjunction with Exhibit B-2 to this document.

To participate in and to accept the Offer in respect of the QLI Shares represented by your QLI GDRs:

You must instruct the bank, broker or other securities intermediary through which you hold your QLI GDRs, to: provide instructions to The Bank of New York Mellon as Tender Agent through the settlement system of Euroclear Bank S.A./N.V. or Clearstream Banking, societe anonyme (each, a “European Clearing System”), as applicable, as follows:

•
Complete, sign and retain in its files to be produced upon request a Tender Form in the form of Exhibit B-2 and provide the acceptance instruction and certification required electronically through the applicable European Clearing System; and

•
If you are a resident if Israel, complete, sign and retain in your files to be produced upon request a YZ Queenco Share Delivery Instruction in the form attached to the Tender Form and provide the information required in that delivery instruction electronically through the system of the applicable European Clearing System;

in each case to be received by the Tender Agent prior to the GDR Expiration Time.

The European Clearing System will collect from each tendering GDR holder the Depositary’s fee of $.03 per tendered GDR for cancellation of the GDRs.

The certifications required by the Tender Form must be given electronically through the system of the applicable European Clearing System and a signed original of this Tender Form must be retained to be produced to the European Clearing System upon request.

If a broker submits instructions through a European Clearing System on behalf of more than one customer or account, it must submit a separate tender instruction for each customer or account.

Each European Clearing System and each bank, broker or other securities intermediary will set its own cutoff date and time for submission of instructions to tender, which will be earlier than the GDR Expiration Time. You should contact your bank, broker or other securities intermediary to determine the cutoff date and time that is applicable to you.

If you hold a beneficial interest in QLI GDRs through a bank, broker or other intermediary, you must refer to such intermediary before taking any action. Only such intermediary will be able to submit the instructions referred to above through the settlement system of the applicable European Clearing System to the Tender Agent on your behalf in relation to the QLI GDRs in which you have a beneficial interest.

Deemed instructions - any instruction from a QLI GDR Holder in respect of QLI GDRs held through a European Clearing System shall be deemed to include instructions:

(i)
to that European Clearing System to block the relevant QLI GDRs in the account in which they are held such that they are not capable of being traded or otherwise disposed of pending the Offer closing or lapsing; and

(ii)	to the Tender Agent to surrender the tendered and accepted QLI GDRs to the Depositary and instruct the Depositary to deliver the underlying QLI Shares as instructed by the Offeror.

If you hold QLI GDRs through a broker or other securities intermediary that is a participant in a European Clearing System, you may be charged a fee by such person for processing the instructions to accept the Offer in your behalf.

If you are in any doubt as to the procedure for participating in the Offer as a holder of QLI GDRs or as to how to complete the applicable Tender Form, please contact the  Tender Agent at

The Bank of New York Mellon Depositary Receipts
Transaction Structuring and Execution
Email:  drglobaltransactions@bnymellon.com
Facsimile:  (732) 667-9096 or (212) 571-3050
Telephone:  (212) 815-8223 (Agness Moskovits) OR (212) 815-2729 (Mark Gendler)

OR

Mr. Guy Sigura, General Counsel of the Offeror at 972-3-756-6555

Please note that the Tender Agent will only be able to provide you with the procedural information contained in this document and will be unable to give any further information, including any advice on the merits of the proposals contained in this document or any legal, financial or taxation advice on the contents of this document.

Procedure for holders of QLI Shares (not represented by GDRs).

This paragraph should be read together with Exhibit B-3, which is part of the terms of the Offer.

(a)	Completion of Tender Form.

To accept the Offer, you must complete the Tender Form, in accordance with the instructions printed therein.

If you hold QLI Shares under different designations, you should complete a separate Tender Form for each holding.

(b)	Return of Tender Forms

If you hold QLI Shares, then, to accept the Offer with respect to such shares, you should validly tender your QLI Shares (and complete, sign and return the applicable Tender Form which accompanies this document as Exhibit B-3, as soon as possible and in any event so as to be received by Offeror not later than 5:00 pm London time, 7:00 pm Israeli time, 12:00 noontime New York time, on 26 November 2014, (or such later time(s) and/or date(s) as the Offeror may decide).

(c)	Share certificates lost or not readily available.

Even if your Share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, the completed applicable Tender Form together with any Share certificate(s) and/or other documents(s) of title that you may have available, should be lodged with the Offeror, at 11 Menahem Begin Street, 30th Floor, Ramat Gan 52681, Israel, by no later than 5:00 pm London time, 7:00 pm Israeli time, 12:00 noontime New York time, on 26 November 2014 (or such later time(s) and/or date(s) as the Offeror may decide), accompanied by a letter stating that the balance will follow as soon as possible or that you have lost one or more of your Share certificates and/or other documents of title. In the case of lost certificates and/or documents, you should then write to the Offeror for a letter of indemnity for lost Share certificate(s) and/or other document(s) of title which, when completed in accordance with the instructions given, should be lodged as soon as possible with the Offeror at the foregoing address.

(d)	Validity of acceptances.

Without prejudice to any other provision of Part 2 of this document and subject to the terms of the Offer, the Offeror reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant Share certificate(s) and/or other document(s) of title. The consideration payable in respect of such acceptances will not be dispatched until after the relevant Share certificate(s) and/or other document(s) of title or indemnities satisfactory to the Offeror (which would include the letter of indemnity referred to in paragraph (c) above) have been received.

7.	Order of Actions. The following is the order of actions with respect to the consummation of the Tender Offer:

1.           The Offeror shall allot the Offeror Shares in exchange for QLI Shares upon fulfilment of the following cumulative conditions:

(i)           Receipt of the Tax Ruling from the ITA describing the tax treatment of the Offer.

(ii)           The amount of QLI Shares in respect of which receipt notices were delivered in the framework of the Tender Offer will allow a Mandatory Acquisition of all QLI Shares.

(iii)	Approval of the Tender Offer by the Offeror's shareholders at the Extraordinary General Meeting of Shareholders to be held on 27 November 2014.

Upon completion of all of the foregoing conditions, the following actions will be performed:

(i)           The Tender Agent will instruct the Depositary to cancel the tendered and accepted QLI GDRs and instruct the custodian to withdraw the appropriate number of QLI Shares from their account and deliver according to the instructions provided in the notice of acceptance.

(ii)           The Offeror will issue in the name of the Nominee Company all of the Offeror Shares which were to be issued in consideration for the tendered and non-tendered QLI GDRs and QLI Shares.

(iii)           The Nominee Company will transfer the Offeror Shares to members of the Tel Aviv Stock Exchange indicated on the Tender Forms delivered by holders of tendered Rule 144A QLI GDRs tendered through DTC, holders of Regulation S GDRs held through the European Clearing Systems that are residents of Israel and by QLI Shareholders.   The Nominee Company will transfer the Offeror Shares to be received by other holders of tendered GDRs that will receive their Offeror Shares through a European Clearing System to a member of the Tel Aviv Stock Exchange as instructed by that European Clearing System for deposit in such former QLI GDR holders’  accounts in the European Clearing Systems.

(iv)           Holders of non-tendered QLI Reg S GDRs will not receive Offeror Shares; rather the Nominee Company will transfer such Offeror Shares to the account of the Depositary, who will retain and sell such Offeror Shares and, following payment of fees and withholding taxes at the highest  rate applicable in Israel to the Israeli Tax Authority, the remaining proceeds shall be payable to such holders of non-tendered QLI GDRs.

8.	Settlement.

Subject to the Offer becoming or being declared unconditional in all respects and subject to the terms hereof, settlement of the consideration will be effected by the issuance of Offeror Shares to the QLI Shareholders who tendered their QLI Shares, within 10 business days after the Offer becomes or is declared unconditional in all respects.

If the Offer does not become unconditional in all respects, then GDRs or Share certificates and/or other documents of title will be returned within 14 days of the Offer lapsing to the sole or first-named holder at his registered address (outside Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction) or the DTC or European Clearing System account from which the GDRs were tendered, as applicable.

9.	Further information on QLI and the Offeror.

Further information, including financial information, on QLI can be found on QLI’s website at http://www.queenco.com and on the website of the London Stock Exchange at http://www.londonstockexchange.com, ticker symbol QLI. Reports filed by the Offeror with the TASE (in Hebrew) may be viewed at http://maya.tase.co.il.   A convenience translation of excerpts from the Offeror’s shelf prospectus is being furnished with the SEC and is available as part of the Offeror’s Form CB filed with the SEC at the web site of the SEC at http://www.sec.gov

Reqeusts for addtional information and questions regarding the Offer may be addressed to the Offeror’s general counsel, Mr. Guy Sigura, at +972-3-7566555.

Yours Faithfully,
(Y.Z) Queenco Ltd.

Part 2
Additional Conditions and Further Terms of the Offer

Part A – Additional Conditions to Consummation of the Offer

The Offer is subject to the following conditions:

(a)
no government or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body or court or any trade agency, association, institution or professional body, or any other similar person or body, in any jurisdiction (each, a "Third Party", and together, "Third Parties"), prior to the date when the Offer becomes otherwise unconditional in all respects, having decided to take, instituted, implemented or threatened any action, suit, proceeding, investigation, reference or enquiry (and in each case not having irrevocably withdrawn such action, suit, proceeding, investigation, reference or enquiry or threat thereof) or enacted, made or proposed any statute, regulation, decision or order (and any such statute, regulation, decision or order which has been enacted or made remaining in force or otherwise effective) or taken any other step that would or is reasonably likely to:

(i)
make the Offer or the acquisition or proposed acquisition of any QLI Shares by the Offeror void, illegal or unenforceable under the laws of any jurisdiction or otherwise directly or indirectly restrain, prohibit, restrict, frustrate or delay or otherwise interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, hinder or interfere with, the Offer or the proposed acquisition of any QLI Shares by the Offeror or the implementation thereof; or

(ii)	result in a delay in, or impose any limitation on, the ability of the Offeror, or render the Offeror unable, to acquire any of the QLI Shares; or

(iii)
impose any material limitation on, or result in a delay in, the ability of the Offeror to acquire or hold or effectively exercise, directly or indirectly, all or any rights of ownership over QLI Shares or to exercise management control over QLI; or

(iv)	otherwise materially and adversely affect the business, assets, profits or prospects of the Offeror or of QLI;

and all applicable waiting and other time periods during which any Third Party could decide to take, institute, implement or threaten any such action, suit, proceeding, investigation, reference or enquiry or enact any such statute, regulation, decision or order or take any such other step having expired, lapsed or been terminated; and

(b)
there having been no circumstances that the Offeror was not aware of and was not expected to be aware of, and the terms of the Offer under such circumstances became materially different than terms that a reasonable offeror would offer had such Offeror been aware of such circumstances at the time of commencement of the Offer.

The Offeror reserves the right to waive, in whole or in part, all or any of the foregoing conditions (to the extent such waiver is permissible). The Offer will lapse unless all conditions set out herein have been fulfilled or (if capable of being waived) waived by the Offeror. The Offeror shall be under no obligation to waive or treat as fulfilled any of the foregoing conditions by a date and time earlier than the date and time of expiration of the Offer Period, notwithstanding that the other conditions of the Offer may at such earlier date and time have been waived or fulfilled and that there are at such earlier date and time no circumstances indicating that any such conditions may not be capable of fulfilment.

(c)	Consummation of the Offer is subject to the receipt of the Tax Ruling.

(d)
In addition, consummation of the Offer is subject to the approval thereof by the Offeror’s shareholders at the Extraordinary General Meeting of the Offeror’s shareholders, currently scheduled to be held on 27 November 2014, which approval will require, in addition to a regular majority, also the approval of the holders of a majority of Offeror Shares held by shareholders who do not have a personal interest in approving the Offer and who vote at such meeting (with abstentions being disregarded), or alternatively that the shares held by shareholders who do not have a personal interest in approving the Offer, which shares are voted against approval of the Offer, represent up to 2% of the issued and outstanding share capital of the Offeror.

Part B - Further Terms of the Offer

The following further terms apply, unless the context otherwise requires, to the Offer:

1.	Acceptance period.

Promptly following the expiration of the Offer, the Offeror will announce (i) whether the Offer has been duly accepted, i.e. the QLI Shares not tendered constitute less than (A) 2 per cent. of the issued and outstanding share capital of QLI or (B) 5 per cent. of the issued and outstanding share capital of QLI with more than half of the offerees who do not have a personal interest in the Offer having accepted the Offer; and (ii) if the Offer shall have been accepted, the date and manner for issuance of the Offer consideration. Since the Offeror is not obligated to, and does not intend to, make the foregoing announcements other than through the issuance of an RNS, the QLI Shareholders and GDR Holders are urged to follow the Offeror's and/or QLI’s announcements over the RNS in order to be informed of the foregoing information.

(a)
Subject to applicable law, the Offer shall not be capable of becoming unconditional after 5:00 pm New York time, on 21 November 2014 (for GDRs) or after 5:00 pm London time, 7:00 pm Israeli time, 12:00 noontime New York time, on 26 November 2014 (for Shares) (or any earlier time and/or date beyond which the Offeror shall have stated that the Offer will not be extended and in respect of which it has not withdrawn such statement) nor of being kept open after that time and/or date unless it has previously become unconditional.

(b)
For the purpose of determining whether the acceptance condition has been satisfied, the Offeror reserves the right, in its discretion, to take into account acceptances received in respect of which all relevant documents are received by the Tender Agent by 5:00 pm New York time, on 21 November 2014 (for GDRs) or after 5:00 pm London time, 7:00 pm Israeli time, 12:00 noontime New York time, on 26 November 2014 (for Shares) (or such later time and date as the Offeror may decide (the "Offer Period")).

(c)
If a competing offer is made for QLI Shares after the Offeror shall have made a statement that the Offer will not be extended, the Offeror may, if it has specifically reserved the right to do so at the time such statement was made, choose to withdraw such statement, provided that:

(i)
it announces such withdrawal within four business days after the announcement of the competing offer and notifies QLI Shareholders and QLI GDR Holders in writing thereof (or, in the case of QLI Shareholders or QLI GDR Holders with registered addresses outside the UK or whom the Offeror knows to be a nominee, trustee or custodian holding QLI Shares for any such person, by an announcement in the UK) at the earliest opportunity thereafter; and

(ii)	any QLI Shareholder or QLI GDR Holder who accepted the Offer after the date of the foregoing "no extension" statement is given a right of withdrawal in accordance with paragraph 3 of this Part B.

(d)
The Offeror may, if it shall have specifically reserved the right to do so at the time such statement was made, choose to withdraw a "no extension" statement if the terms of the Offer are increased or improved.

(e)
If the number of QLI Shares of the Non-Tendering Shareholders hereunder immediately prior to expiration of the Offer Period is equal to or exceeds in the aggregate (a) two (2) per cent. of the issued share capital of QLI; or (b) five (5) per cent. of the issued share capital of QLI, with the Offer having been accepted by half or less of the QLI Shareholders who do not have a personal interest in the Offer, then the Offeror will not purchase any QLI Shares.

2.	Announcements.

(a)
By 9:00 a.m. on the business day (the "relevant day") next following the day on which the Offer is due to expire or becomes unconditional or is extended, the Offeror will make an appropriate announcement of the position. Such announcement will state whether the Offer has been accepted (pursuant to Israeli law, as described above) and (as nearly as practicable) the total number of QLI Shares and rights over QLI Shares:

(i)	for which acceptances of the Offer have been received;

(ii)	acquired by or on behalf of the Offeror during the Offer Period; and

(iii)	held by or on behalf of the Offeror immediately prior to expiration of the Offer Period;

and will specify the percentages of the QLI share capital represented by each of these figures. Any decision to extend the time and/or date by which the acceptance condition has to be fulfilled may be made by the Offeror at any time up to, and will be announced not later than, 8:30 a.m. on the relevant day.

3.	Rights of Withdrawal.

At any time prior to expiration of the Offer Period, each holder of QLI Shares and QLI GDRs may withdraw its, his or her acceptance by written notice delivered to the Offeror (in the case of QLI Shares) or the Tender Agent (in the case of QLI GDRs).

4.	General.

(a)
The Offer will lapse, unless all the conditions set out in Part A (a) and (b) of this Part 2 have been fulfilled, or, where appropriate, have been determined by the Offeror in its reasonable opinion to be and/or continue to be satisfied or, if capable of waiver, waived, on or before that time, at 5:00 pm New York time, on 21 November 2014 (for GDRs) or after 5:00 pm London time, 7:00 pm Israeli time, 12:00 noontime New York time, on 26 November 2014 (for Shares) (or such later time and date as the Offeror may determine).

(b)
If the Offer lapses for any reason, the Offer will cease to be capable of further acceptance and the Offeror and those QLI Shareholders who shall have accepted the Offer will cease to be bound by any Tender Form submitted on or before the time when the Offer so lapses.

(c)
Settlement of the consideration to which any QLI Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which the Offeror may otherwise be, or claim to be, entitled as against such QLI Shareholder. The Offeror Shares which are to be issued as consideration to any QLI Shareholder will be issued solely following the receipt from such QLI Shareholder of a valid and complete acceptance (including receipt of the relevant GDR or Share certificate(s) and/or other document(s) of title or indemnity satisfactory to the Offeror), and, with respect to all QLI Shareholders, within 10 business days after the Offer becomes or is declared unconditional in all respects.  GDR Holders will be required to pay the GDR cancellation fee to the Depositary of $0.03 per GDR.  Non-Tendering GDR Holders will receive proceeds of the sale of the Offeror Shares they would have received had they tendered their GDRs upon the sale of all such Offeror Shares by the Depositary and the payment of fees and expenses and withholding taxes at the highest applicable rate in Israel to the Israeli Tax Authority .

(d)
All references in this document and in the Tender Forms to expiration dates, except those in the definition of Offer Period, shall (except where the context otherwise requires) be deemed, if the expiry date of the Offer has been extended, to refer to the expiry date of the Offer as so extended.

(e)
Any omission to dispatch this document or any document required to be given under the terms of the Offer and/or any notice required to be dispatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. Save as provided in paragraph 5 of this Part B, the Offer extends to any QLI Shareholder or QLI GDR Holder to whom this document and/or any related documents may not be dispatched, and such persons may collect copies of this document and/or any related documents from the Information Agent, at the address stated in this document.

(f)
All powers of attorney, appointments of agents and authorities on the terms conferred by or referred to in this Part 2 are given by way of security for the performance of the obligations of the QLI Shareholder concerned and are irrevocable except in the circumstances where the grantor of such power of attorney or appointment or authority is entitled to withdraw his acceptance in accordance with paragraph 3 of this Part B and validly does so.

(g)
All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from a QLI Shareholder will be delivered by or sent to or from him (or his designated agents) at his risk. No acknowledgement of receipt of any Tender Form, GDR or Share certificate and/or other document of title will be given by or on behalf of the Offeror.

(h)
The Offer, this document, the Tender Form and all acceptances of the Offer and actions made or taken or deemed to have been made or taken under any of the foregoing, shall be governed by and construed in accordance with Israeli law and subject to the jurisdiction of Israeli courts.

(i)
The Offer is made as of 28 October 2014 and is capable of acceptance from and after that time and until expiration of the Offer Period. Copies of this document and of the Tender Forms may be collected from the Information Agent. Subject to paragraph 5(a) of this Part B, the Offer is being made solely by means of this document.

(j)
All references in this document to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

5.	Overseas shareholders.

(a)
The Offeror reserves the right to notify any matters, including the making of the Offer, to all or any QLI Shareholder(s) and QLI GDR holders with registered addresses outside the United Kingdom or whom the Offeror knows to be nominees, trustees or custodians of persons who are citizens, residents or nationals outside the United Kingdom by announcements, or by paid advertisements circulated in the United Kingdom, in which event such notice shall be deemed to have been sufficiently given, notwithstanding any failure by any such QLI Shareholder(s) and QLI GDR holders to receive such notice, and all references in this document to notice in writing or on behalf of the Offeror and/or its agents shall be construed accordingly.

(b)
The making of the Offer in jurisdictions outside the United Kingdom or to certain persons not resident in the United Kingdom or who are citizens, residents or nationals of other countries outside the United Kingdom may be prohibited or affected by the laws of the relevant jurisdictions. QLI Shareholders and QLI GDR holders who are citizens, residents or nationals of jurisdictions outside the United Kingdom should inform themselves about and observe any applicable legal requirements. No person receiving a copy of this document and/or the Tender Forms, in any jurisdiction other than the United Kingdom may treat the same as constituting an invitation or offer to him, nor should he in any event use such Tender Forms, if in the relevant jurisdiction, such an invitation or offer cannot lawfully be made to him or such Tender Forms cannot lawfully be used without contravention of any relevant registration or other legal requirements. In such circumstances this document and/or any Tender Form are sent for information only. It is the responsibility of any such person wishing to accept the Offer to satisfy himself to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental or other consents which may be required or the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such jurisdiction. Any such QLI Shareholder and QLI GDR holder will be responsible for any such issue, transfer or other taxes by whomsoever payable and shall fully indemnify and hold harmless the Offeror in relation thereto.

(c)
The Offer is not being made, directly or indirectly, in or into or by use of mails of, or by any means or instrumentality of interstate or foreign commerce of, or of any facility of a national securities exchange of, Canada, Australia or Japan and the Offer cannot be accepted by any such use, means or instrumentality or from within Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction.

(d)
Copies of this document, the Tender Forms, and any related offering documents are not being, and must not be, mailed or otherwise distributed or sent in, into or from Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, including (without limitation) to QLI Shareholders or QLI GDR Holders with registered addresses in any of such jurisdictions, or to custodians, nominees and trustees holding QLI Shares or QLI GDRs for any such person. Persons receiving such documents (including custodians, trustees or nominees) should not distribute or send them in, into or from Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, nor use mails of any of such jurisdictions or any other means or instrumentality for any purposes directly or indirectly in connection with the Offer, and so doing may invalidate any purported acceptance of the Offer. Persons wishing to accept the Offer should not use the mails of any of the foregoing jurisdictions or any other means or instrumentality for any purpose directly or indirectly related to acceptance of the Offer, and so doing may invalidate any purported acceptance. Envelopes containing Tender Form(s) should not be postmarked in Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, or otherwise dispatched from any of such jurisdictions, and all acceptors must provide addresses outside such jurisdictions for the return of Tender Form(s), GDRs or Share certificate(s) and/or other document(s) of title.

(e)
In addition, this Offer is not being made in the United States, except in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 802 promulgated under the Securities Act.

(f)
The Offer to any person located in the United Kingdom who is purchasing the Offeror Shares for its own account or for the account of a beneficial owner for which it exercises sole investment discretion is only available to such person who: (a)(1) has professional experience in matters relating to investments and who falls within the definition of “investment professionals” in Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”), (2) falls within Articles 49(2)(a)-(d) ("high net worth companies, unincorporated associations, etc") of the Order, or (3) is a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities of the Offeror or any member of its group may otherwise lawfully be communicated or caused to be communicated; and (b) is purchasing Offeror Shares in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act; and (c)(1) is a ‘‘qualified investor’’  within the meaning of section 86 of the Financial Services and Markets Act 2000, as amended or (2) able to receive Offeror Shares pursuant to an exemption provided by Article 3(2) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) as amended (including amendments by Directive 2010/73/EU to the extent implemented in the relevant Member State) (“Prospectus Directive”). As a condition to receiving Offeror Shares in accordance with the terms of this Offer, each holder of QLI Shares or QLI GDRs will be required to certify in writing that it is such a person.

(g)
The Offer is being made in reliance on, and in compliance with, Rule 14d-1(c) under the Exchange Act. The Offer is being made subject to Israeli disclosure requirements which are different from certain United States disclosure requirements. Parts of this document contain information concerning the offer required by Israeli disclosure requirements which may be material and may not have been summarized elsewhere in the document. Furthermore, the payment and settlement procedure with respect to the Offer will comply with the relevant Israeli rules, which differ from United States payment and settlement procedures. The Offeror will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and the rules and regulations thereunder in connection with the Offer.

(h)
The Offeror Shares have not been, and will not be, registered under the Securities Act or under any securities laws of any state or other jurisdiction of the United States. The Offeror Shares issued upon consummation of the Offer may not be sold, pledged or transferred in the United States in the absence of a registration under the Securities Act except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in each case subject to receipt by the Offeror of an opinion of counsel (or of such other evidence that it may reasonably require) in a form satisfactory to the it that such registration is not required under the Securities Act.

(i)
All QLI Shareholders and QLI GDR holders who intend to accept, or procure the acceptance of, the Offer will be required to complete and execute a Tender Form. The Offeror Shares will be “restricted securities” within the meaning of the Securities Act, subject to restrictions on transfer that may require U.S. Holders participating in the Offer to bear the financial risks of Offeror Shares for an indefinite period of time, if and to the extent the tendered securities were restricted securities. The provisions of this paragraph 5 and/or any other terms of the Offer relating to overseas shareholders may be waived, varied or modified as regards specific QLI Shareholders and QLI GDR holders or on a general basis by the Offeror in its absolute discretion, if the Offeror is satisfied that such waiver, variation or modification will not constitute a breach of any applicable securities or other laws (and in any such case the Offeror may impose additional requirements and restrictions on such acceptance). Subject to the foregoing, the provisions of this paragraph 5 supersede any terms of the Offer inconsistent herewith. References in this paragraph 5 to a QLI Shareholder or QLI GDR holder shall include references to the person or persons executing a Tender Form and, in the event of more than one person executing a Tender Form, the provisions of this paragraph 5 shall apply to such persons jointly and severally.

Part C –Tender Forms Undertakings

Each QLI Shareholder and QLI GDR holder by whom, or on whose behalf, a Tender Form is executed, hereby irrevocably undertakes, represents, warrants and agrees to and with the Offeror (so as to bind him, his personal representatives, executors, heirs, successor and assigns) to the following effect that:

(a)
the execution of a Tender Form (in the form of Exhibit B-1, B-2 or B-3, as applicable) shall, subject to the provisions of paragraph 5 of Part B of this Part 2, constitute an acceptance by such holder of the Offer in respect of the total number of QLI Shares or QLI GDRs registered in his name, subject to the terms and conditions set out or referred to in this document and the applicable Tender Form and that, subject to the rights of withdrawal set out in paragraph 3 of Part B of this Part 2, such acceptances shall be irrevocable;

(b)
the Offeror or its agents are authorised to execute any further documents and give any further assurances which may be required in connection with any of the foregoing and an undertaking to execute all or any documents and/or give any such further assurances as may be required to enable the Offeror to obtain full benefit of the acceptance and/or to perfect any of the authorities expressed to be given hereunder, in each case on and subject to the terms and conditions set out or referred to in this document or the applicable Tender Form;

(c)
he has the right to dispose of the QLI Shares or QLI GDRs in respect of which the Offer is accepted or deemed to be accepted and that the QLI Shares or QLI GDRs in respect of which the Offer is accepted or deemed to be accepted are sold with full title guarantee and free from all liens, charges, encumbrances, equitable interests, third party rights and other interests and together with all rights attaching thereto, including the right to receive and retain all dividends and other distributions (if any) declared, made or paid on or after the date on which the Offer was announced;

(d)
such holder has not received or sent copies of this document, the applicable Tender Form or any related offering documents, in, into or from Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, and has not otherwise utilised in connection with the Offer, directly or indirectly, the mails of, or any means or instrumentality (including without limitation, facsimile transmission, telex or telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, and that the applicable Tender Form has not been signed in any of such jurisdictions and he is accepting the Offer from outside such jurisdictions;

(e)
such holder is not resident of Canada, Australia or Japan, does not hold any QLI Shares or QLI GDRs on behalf of a resident of Canada, Australia or Japan and is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such principal has given instructions with respect to the Offer from outside Canada, Australia and Japan;

(f)
the execution of a Tender Form constitutes, subject to the Offer becoming unconditional in all respects, the irrevocable appointment of each of the Offeror or any director of the Offeror as such shareholder's attorney and/or agent (the "Attorney") and an irrevocable instruction to the Attorney:

(i)
to complete and execute all or any form(s) of transfer and/or other document(s) at the Attorney’s discretion in relation to the QLI Shares or QLI GDRs referred to in paragraph (a) of this Part C in respect of which an accepting QLI Shareholder or QLI GDR holder has not validly withdrawn his acceptance ("Acceptance Securities") in favour of the Offeror or such other person or persons as the Offeror may direct, and to deliver such form(s) or transfer and/or other document(s) at the Attorney's discretion, together with the certificate(s) and/or other document(s) relating to such Acceptance Securities, for registration within six months of the Offer becoming unconditional in all respects; and

(ii)
to execute all such other documents and do all such other acts and things as may in the opinion of such Attorney be necessary or expedient for the purposes of, or in connection with, the acceptance of the Offer, and to vest in the Offeror or its nominee(s) the Acceptance Securities, as aforesaid;

(g)
the execution of the applicable Tender Form constitutes, subject to the Offer becoming unconditional in all respects and to the accepting QLI Shareholder or QLI GDR holder not having validly withdrawn his acceptance, a separate irrevocable authority and request:

(i)
to QLI or its agents to procure the registration of the transfer of the QLI Shares in certificated form pursuant to the Offer and the delivery of the QLI GDRs or QLI Share certificate(s) and/or other document(s) of title in respect thereof to the Offeror or as it may direct;

(ii)
to the Offeror or its agents to procure the dispatch of a share certificate in respect of the consideration to which an accepting QLI Shareholder or QLI GDR holder becomes entitled pursuant to his acceptance of the Offer, at the risk of such holder, to the person or agent whose name and address (outside of Canada, Australia and Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction) are set out in the applicable Tender Form; and

(iii)
to the Offeror or its agents to record and act upon any instruction with regard to payments or notices which have been entered in the records of QLI in respect of such shareholder's holding(s) of QLI Shares;

(h)
the execution of the applicable Tender Form constitutes the irrevocable appointment of any director or agent of the Offeror as such QLI Shareholder's attorney and/or agent within the terms of this Part C with authority to execute any further documents and give any further assurances which may be required in connection with the matters referred to in this Part C;

(i)
after the Offer becomes unconditional in all respects (or, if the Offer would become unconditional in all respects or lapse immediately upon the outcome of the resolution in question), and in such other circumstances as the Offeror may request:

(i)
The Offeror or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisite the convening of any general meeting of QLI or of any class of its shareholders) attaching to any Acceptance Securities;

(ii)
QLI shall be authorised by the holder of the Acceptance Securities to send any notice, circular, warrant, document or other communication which may be required to be sent to him as a QLI Shareholder or QLI GDR holder  to the Offeror at its registered office;

(iii)
The Offeror or any director of the Offeror shall be authorised by the holder of the Acceptance Securities to sign any consent to short notice of a general meeting or separate class meeting on his behalf and/or to execute a form of proxy in respect of such Acceptance Securities appointing any person nominated by the Offeror to attend any general meetings and/or separate class meetings of the QLI Shareholders or any of them and to exercise the votes attaching to such Acceptance Securities on his behalf (where relevant, such votes to be cast so far as possible to satisfy any outstanding condition of the Offer);

(iv)
The execution of a Tender Form will constitute the agreement of such QLI Shareholder not to exercise any of such rights without the consent of the Offeror and the irrevocable undertaking of such QLI Shareholder not to appoint a proxy or corporate representative for or to attend any general meeting or separate class meeting of the QLI Shareholders or any of them;

(j)
he will deliver to, or procure delivery to, Offeror or its Tender Agent , his certificate(s) and/or other document(s) of title in respect of the QLI Shares or QLI GDRs referred to in paragraph (a) of this Part C or an indemnity acceptable to the Offeror instead thereof, as soon as possible and in any event within six months of the Offer becoming unconditional in all respects;

(k)	the terms and conditions of the Offer as contained in this document shall be deemed to be incorporated in, and form part of, the applicable Tender Form, which shall be read and construed accordingly;

(l)
subject to the Offer becoming unconditional in all respects, he shall promptly following request by or on behalf of the Offeror do all such acts and things as shall be necessary or expedient to vest in the Offeror or its nominees the Acceptance Securities and accordingly grants power(s) of attorney and authorities on the terms conferred by or referred to in this Part C which are given by way of security for the performance of the obligations of such person and which are irrevocable;

(m)
he agrees to ratify each and every act or thing which may be done or effected by the Offeror or any director of the Offeror and/or their agents or attorneys in the exercise of any of the powers and/or authorities hereunder and to indemnify each such person against losses arising therefrom;

(n)
the execution of the applicable Tender Form constitutes his irrevocable submission, in relation to the Offer, the applicable Tender Form or other matters arising in relation thereto, to the jurisdiction of the courts of Israel and his agreement that nothing shall limit the right of the Offeror to bring any action, suit or proceeding arising out of or in connection with the Offer in any other manner permitted by law or in any court of competent jurisdiction; and

(o)
if any provisions of the applicable Tender Form and/or of Part B or Part C of this Part 2 shall be unenforceable or invalid or shall not operate so as to afford the Offeror or any director of the Offeror the benefit of the authorities and powers of attorney expressed to be given therein or herein, he shall with all practicable speed do all such acts and things and execute all such documents that may be required or desirable to enable the Offeror and/or any director of the Offeror to secure the full benefits of the applicable Tender Form and of Part B and Part C of this Part 2.

References in this Part C to a QLI Shareholder or QLI GDR holder shall include references to the person or persons executing a Tender Form and, in the event of more than one person executing an applicable Tender Form, the provisions of this Part C shall apply to them jointly and severally.

Part 3
Additional Information

1.	Responsibility

The Offeror accepts responsibility for the information contained in this document that relates to the terms of the Offer and to the Offeror, and to the best knowledge and belief of the Offeror, such information is in accordance with the facts and it does not omit anything likely to affect materially the import of such information. The information about QLI has been compiled by the Offeror from publicly available sources and the Offeror has ensured that such information has been correctly and fairly extracted and presented herein, but the Offeror does not assume any responsibility with respect to its accuracy or completeness. The Offeror is not responsible for any information not included herein.

2.	Incorporation.

QLI was incorporated on 9 September 2002 in Israel under the name Resido Tourism & Leisure Development (2002) Ltd., with company number 513297648. On 29 April 2007 the Company changed its name to Queenco Leisure International Ltd..

3.	Share capital.

As of the date hereof, QLI's authorized share capital consists of 1,200,000,000 ordinary shares, of which, to the Offeror’s knowledge, 1,128,335,384 QLI Shares are issued and outstanding.

Save as disclosed below, the Offeror is not aware of any interest in QLI that amounts to 3 per cent. or more of the issued share capital:

Name of shareholder	Number of QLI Shares	Percentage
A.S.Y.V. Hotels Ltd.	368,831,224	32.69%
(Y.Z) Queenco Ltd.	236,646,605	20.97%
Shahar Hamillennium (1991) Ltd.	172,727,411	15.31%
Yigal Muli Tourism Ltd.	56,562,667	5.01%

4.	Other information.

4.1
Save as disclosed in this document, no agreement or understanding (including any compensation arrangement) exists between  the Offeror or, to its knowledge, any party acting in concert with it and any of the directors or recent directors, shareholders or recent shareholders of QLI having any connection with or dependence on the Offer.

4.2	The address of the Offeror is 11 Menachem Begin Street, Ramat Gan, Israel. The Offeror’s phone number is +972-3-756-6555

4.3
Under Israeli law, Israeli courts may determine, upon a motion filed by any shareholder of QLI, that the consideration paid for the QLI Shares is below their fair value and therefore instruct the Offeror to pay QLI’s shareholders the fair value of the QLI Shares. Such request may be submitted to an Israeli court within six (6) months of the completion of this Offer, provided however that a QLI Shareholder who shall have accepted the Offer shall be prohibited from seeking such remedy from the court. Under a decision of the Israeli Supreme Court of a few years ago, a determination as to whether the consideration paid for the shares in a tender offer reflects the fair value thereof will be based on the discounted cash flow ("DCF") method.  Under the DCF method, the value of a company is determined based on such company's currently expected future cash flow.

28 October 2014

Exhibit A-1

Valuation Report of Uri Wolf Economic and Financial Consulting Ltd.

Uri Wolf Economic and Financial Consulting Ltd.

(Y.Z.) Queenco Ltd. Queenco Leisure International Ltd. Estimate of conversion ratios for a tender offer September 28, 2014

7 Menachem Begin Street, Ramat Gan. Mailing address: POB 1907, Ramat Gan
www.uriwolf.co.il Tel: 03-6114290,  Fax: 03-6114299  uri@uriwolf.co.il

A-1-1

To
(Y.Z.) Queenco Ltd. Board of Directors

1. Background and goal
As part of the review of a potential tender offer, you contacted us with a request to prepare an opinion regarding the possible conversion ratios for performance of a tender offer between (Y.Z.) Queenco Ltd. ("Queenco") and Queenco Leisure International Ltd. ("QLI"), held by it directly and through Shahar HaMilenium Ltd. ("Shachar HaMilenium," a 100% subsidiary of Queenco) at a rate of 36.28%. The objective of the step is to create a situation in which after the tender offer QLI would become a direct and indirect, wholly-owned subsidiary of Queenco, and this via allocation of Queenco shares the to other public QLI shareholders. We were asked to not include in the estimate the inherent risk to the public QLI shareholders with the possibility that Queenco will be unable to repay the listed bonds, if any such risk exists.

2. Information about the Company Performing the Valuation
Uri Wolf Economic and Financial Consulting Ltd., owned by Uri Wolf, is a private company engaged in economic and financial consulting. Among other things, it evaluates companies, businesses and assets for various purposes, examines the profitability of investments and projects, prepares business plans and provides expert opinions to be used in litigation. The company provides consulting services to public companies, private companies, organizations and institutions. The company is managed by Uri Wolf, MA in economics (with honors) and MSc in operation research (with honors). Additional information can be found in the Appendix.

3. Sources of Information
The sources of information used in the opinion are as follows:

A.	Reviewed financial statements of Queenco and QLI for 30 June 2014.
B.	Additional data received from the management of Queenco and QLI, including valuations of different options (valued by a third party).

4. Limitation of liability
To prepare this opinion, Queenco's and QLI's managements provided us with reviewed and audited financial statements, financial information and other information, as set out in the body of this opinion.

Our opinion is based on the information included in the financial statements and the accompanying reports, as well as on the additional information and data provided to us. We are not able to provide an opinion on the financial information provided, including the financial statements provided upon which we based our opinion. Furthermore, we did not conduct due diligence or a separate audit to verify the information provided. The information specified in the opinion with respect to contracts does not constitute a legal interpretation of the contracts and agreements to which any of the companies subject to this opinion is bound.

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When preparing this opinion, we assumed and relied on the accuracy, completeness and timeliness of the information received as aforementioned, including the financial data. We are not responsible for an independent audit of the information received, and accordingly did not conduct an independent audit of this information, aside from general reasonability tests.

An economic opinion is not an exact science, and it is supposed to reasonably and fairly reflect the situation at a given time, based on the data known, basic assumptions and the forecasts. Changes in the main variables and/or information may alter the basis for the basic assumptions and, correspondingly, the conclusions.

The opinion does not constitute due diligence and does not purport to include the information, reviews and tests or any other information included in due diligence, including review of contracts and engagements of the companies involved. It should be emphasized that this opinion is neither a legal advice nor a legal opinion. Interpretation of various documents we reviewed was done solely for the purpose of this opinion.

The information appearing in the opinion does not claim to include all the information a potential investor may require, and it is not intended to determine the relations between the companies for any specific investor. Different investors may have different objectives and considerations, and examination methods based on different assumptions. Accordingly, the merger ratios that are reasonable to each of them may be different.

From time to time we perform, for pay, various economic projects and financial reports and opinions for Queenco and QLI. We do not have any personal association or personal interest in Queenco or QLI shares and/or in their purchase or the planned transaction, and our fee for this opinion is not contingent upon the relationship between the companies.

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Queenco undertook the liability for the accuracy of the information provided to the writers of this opinion and to indemnify them in respect of any claim that may be filed against them in respect of this information and/or as a result of their reliance upon it, except in cases of malicious intent by the writers of this opinion.

We agree that this economic opinion be presented to third parties, including the Israel Securities Authority, audit committees, board of directors and general meeting of the aforementioned companies and will be included or mentioned in reports to the public.

___________________________________________
Uri Wolf Economic and Financial Consulting Ltd.

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1. Holdings structure

Queenco is a holding company traded on the Tel Aviv Stock Exchange. It is primarily engaged in the direct holding and through its holding in its subsidiary Shachar HaMilenium at a rate of close to 36.28% of the share capital in QLI, which is traded on the stock exchange in the UK. QLI is engaged in the construction and operation of various tourism ventures, primarily casinos and hotels. As of the report date, it operates casinos in Greece, Cambodia and Serbia:

▪	Casino Loutraki, near Athens, Greece.
▪	Casino Rhodos on the island of Rhodes in Greece.
▪	A casino in Belgrade, Serbia.
▪	A casino in Sihanoukville, Cambodia

QLI also has land in the area of Sihankouville, Cambodia designated for future development.

In 2007, QLI issued Global Depositary Receipts (GDRs) on the London Stock Exchange, with each GDR representing 10 ordinary shares. Aside from the holding of QLI shares, Queenco has no other material business activity. The following is the current structure of holdings between the companies:

*

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The following is a diagram of the structure of holdings between the companies following performance of the transaction:

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2. QLI

2.1 Brief Description of the QLI's Activity
QLI holds, at various rates, tourism projects in Greece that include casinos and hotels in Loutraki and Rhodes, a casino in Belgrade as well as other gaming projects in Sihankouville Cambodia. QLI also holds land designated for future development in Cambodia.

The following are the main details about the gaming and entertainment tourism projects in which QLI has holdings (more detailed information can be found in the periodic public reports).

Loutraki project, Greece
QLI, through Israeli and foreign corporations, holds shares in a Greek corporation called, Club Hotel Loutraki S.A. ("CHL"), which is a party to a joint venture with a Greek corporation wholly owned by the Municipality of Loutraki. The joint venture has a 50-year license from the Greek government, commencing on February 15, 1995, to operate a casino, hotel and marina in Loutraki, a city about 70 km west of Athens.

The casino hall has gaming tables and slot machines that work on tokens or cash. The games are played in local currency (euro), which the gamblers exchange for chips. Adjacent to the casino is a hotel that is predominantly used by visitors to the casino. The hotel has 275 rooms on five floors, the ground floor (including the lobby, spa, conference hall, shops and more) and two underground floors (including parking lots, offices, storage areas and associated services). The main competitor of the casino in Loutraki is the casino located not far away, on Mount Parnitha in the Athens region and owned by the American Hyatt Group.

In recent years, the casino has recorded losses, inter alia, due to inability of Queenco and QLI to affect its activities as a result of protracted disputes between its main shareholders, resulting in failing management, and as a result of the state of the Greek economy. In this backdrop, in 2013, the casino encountered serious financial difficulties.

On May 8, 2014, a Greek court published approval of an arrangement between the joint venture and the creditors that addressed the debt that had existed on the date on which the motion was filed, in which the majority of the debt should be spread out over the course of 7 years with no interest and penalties. On May 29, 2014, report was made that the joint venture reached an arrangement regarding the spread of its debts to the Greek authorities (that accumulated for the period between August 1, 2013 and until April 30, 2014 and that are not part of the previous debt arrangement) for the period of one year in 12 monthly payments. On September 2, CHL was reported to allocate shares in a private offering to its shareholders for a consideration of anticipated flow of Euro 9.065 million, subject to the decision of CHL's board of directors.

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Rhodos project, Greece
QLI, through Israeli and foreign corporations, holds 91.6% of the issued and paid up share capital of a Greek corporation called, Rhodes Casino S.A. ("Rhodes Casino "), which since June 10, 1996 holds an unlimited license from the Greek government for the operation of a casino and hotel in the island of Rhodes.

The casino hall takes up two floors and has gaming tables (roulette, black jack and other games) and slot machines that work on tokens or cash. Adjacent to the casino is a hotel with 33 suites. It is built on three floors, with a ground level and a basement level as well. The hotel includes a restaurant, dining room for hotel guests, swimming pool, bar and more. There are no competing casinos on the island of Rhodes, meaning that Casino Rhodos benefits from exclusivity on the island/. In view of the relatively limited market, competition in the future is not expected.

Casino revenue in recent years amounted to Euro 21 million, and in 2013, the casino recorded an operating loss of Euro 1.1 million, a net loss of Euro 1.6 million and EBITDA of Euro 0.7 million.

Claims in the Rhodes Casino
In 2005, a tax assessment was issued for Rhodes Casino in the amount of Euro 16 million due to disqualification of the books for 1999 and 2000 due to technical deficiencies that were discovered in the audits conducted in said years. The Rhodes Casino filed an appeal over the tax assessments and in June 2013, the decision was handed down in which the court ordered the tax authorities in Greece to present it with additional evidence with regards to the investigation that was carried out by the Investigations Division of the Greek tax authorities during those years.

The Rhodes Casino later issued various legal opinions as well as additional testimony supporting its position. In the 2014 tax year, a hearing was convened in which the Rhodes Casino raised its position before the court.

The legal advisors of the Rhodes Casino believed that it has slightly over 51% chance of winning the appeal, and subsequently, an allocation was not prepared in the financial statements of Rhodes Casino for said assessment. The amount of the assessment for December 31, 2013 (including interest and penalties) amounts to Euro 23 million. (Additional information is included in Queenco's periodic financial statements).

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On September 23, 2014, Queenco learned that the Appellate Court in Greece accepted the Rhodes Casino appeal of its share and reduced the tax appraisals established by the tax authority to Euro 5.4 million (including interest on arrears and penalties), with 1.45 million of this sum already deposited by Rhodes Casino in the court fund. The Rhodes Casino does not have the resources required to pay off said sum. However, it is Queenco's belief that a debt arrangement can be reached regarding the Rhodes Casino debt that will allow it to meet its liabilities while continuing its operations in the current format.

Furthermore, Queenco and QLI are guarantors for repayment of a loan that the Rhodes Casino received from a bank, the balance of which amounts as of June 30 2014 to Euro 5.8 million.

Grand Casino D.o.o., Belgrade. Serbia
In 2005, Grand Casino D.o.o. Beograde ("Beograde Casino Company"), a CHL affiliate, in which at the time CHL held 39% of the issued and paid up share capital, won a tender for the acquisition of a license to exclusively operate a casino in Belgrade, the capital of Serbia, for a period of ten years. In June 2007, the casino was first opened, and in February 2008 its construction was completed, and it was opened in whole to the public. In March 2009, QLI acquired an additional 51% of the share capital of Beograde Casino Company, and as a result holds 90% of ownership.

The casino is located near the banks of the Danube, in the center of Belgrade, and includes three floors for a total area of approximately 10,000 sq m. On the site there are six exclusive restaurants, two bars and halls for events, conferences and performances. The casino area contains 25 gaming tables and 230 slot machines. The games are played in local currency - the Serbian dinar.

Cambodia Venture
QLI holds indirectly, through a subsidiary consolidated under the Singapore laws Wheatfield (S) PTE LTD, 70% of the joint venture that was set up along with Mr. Leak Yim, a Cambodian citizen who is an unrelated third party, for the operation of a hotel, restaurants, casino and other tourism businesses in the Holiday Palace in the Sihanoukville area in Cambodia. In December 2011, the first phase of the Cambodia venture opened including a 1500 square meter casino that includes 16 gaming tables and 96 slot machines, a 60-room hotel and two restaurants. The venture area includes an additional 130 hotel rooms, which have not yet been used. QLI plans on renovating these rooms and carrying out additional investments in the venture in order to increase the number of rooms, increase the number of visitors, improve the product, etc.

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On December 31, 2013, the Cambodia venture suffered from operating losses in the amount of Euro 1.5 million and a negative cash flow from current activities. As a result, there are significant doubt regarding the Cambodia Venture's ability to continue operations as a live business.

Land in Sihanoukville Cambodia
QLI holds, through foreign corporations, all of the rights to 8.5 hectares of land located on the shores in Sihanoukville, Cambodia. In 2013, the decision was made to sell the land.

Furthermore, QLI holds, through a chain of Israeli and foreign corporations, which are also held by third parties, assets that include 50 hectare of land in Sihanoukville, Cambodia, whose cost in the books is Euro 10.5 million, at the end of 2013, the decision was made to sell the land as well.

In December 2013, a motion was filed with a Cambodian court, by a third party, for a restraining order, claiming property rights in said joint land. The motion asked to halt the sale or transfer or rights to the land. Objection to these claims were filed and no decision has yet been made.

Rights
QLI has the right to receive money as a result of disposal of the Put options for sale of shares in one of the companies in the QLI group for a consideration of Euro 49 million, over which there is a dispute between the parties to the transaction.

2.2 Financial analysis
The following is a summary of QLI's statements of income and balance sheets for the period ended June 30, 2014:

QLI Balance Sheets (ˆ 000)

Assets					Liabilities
	30.6.2014		31.12.2013			30.6.2014		31.12.2013

Current Assets	4,918	11%	3,808	8%	Current Liabilities	17,227	37%	15,074	32%

					Non Current Liabilities	3,177	7%	3,200	7%

Non Current Assets	41,650	89%	43,625	92%	Shareholders Equity	26,164	56%	29,159	61%

Toal Assets	46,568	100%	47,433	100%	Toal Liabilities	46,568	100%	47,433	100%

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QLI- P&L Statements ( ˆ 000)

	1-6/2014	1-6/2013	2013	2012

Total income	6,961	5,505	15,287	15,221

Operating profit (loss)	(3,559)	(16,878)	(19,901)	(32,366)

Pretax profit (loss)	3,841	(18,284)	(22,093)	(33,766)

Net profit (loss)	(3,808)	(20,387)	(23,540)	(39,396)

QLI's registered share capital includes 1,200 billion shares of NIS 0.01 par value each. Of this amount, a total of 1,128,335,384 were issued and paid up, of which 264,151,947 shares are traded in units of 10 shares each. The following is the breakdown of holdings of QLI shares close to the date of this opinion:

Cap Table Queenco Leisure International Ltd

	Share Qnt.	%
Y. Z. Queenco Ltd.	236,646,605	20.97%
Shachar Hamilenium (1991) Ltd.	172,727,411	15.31%
Yigal Muli Tourism Ltd.	56,562,667	5.01%
Assiv hotel Business Ltd.	368,831,224	32.69%
Bank of N. Y.	264,151,947	23.41%
Public shares issued lately	29,415,530	2.61%
Total	1,128,335,384	100.00%

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3. Queenco
3.1 General
Queenco activity is in the direct and indirect holding of 36.28% of the issued and paid-up share capital of QLI. Until the middle of 2013, QLI's financial statements were consolidated in Queenco's financial statements. Since August 2013, and in light of the loss of control, the investments are presented according to the balance sheet value method.

3.2 Financial analysis
The following is a summary of Queenco’s statements of income and balance sheets for June 30, 2014:

Y.Z.Queenco Ltd. Balance Sheets (NIS 000)

Assets					Liabilities
	30.6.2014		31.12.2013			30.6.2014		31.12.2013

Current Assets	6,203	13%	7,415	13%	Current Liabilities	20,681	45%	21,018	37%

					Non Current Liabilities	15,728	34%	15,276	27%

Non Current Assets	40,050	87%	49,756	87%	Total Equity	9,844	21%	20,877	37%

Toal Assets	46,253	100%	57,171	100%	Toal Liabilities	46,253	100%	57,171	100%

Y.Z. Queenco Ltd. -P&L statements (NIS 000)

	1-6/2014	1-6/2013	2013	2012

Total Income		35,918	35,918	99,949

Operating profit (loss)	123	(32,027)	(106,925)	(38,215)

Pretax profit (loss)	(10,292)	(102,892)	(185,024)	(393,548)

Net profit (loss)	(10,292)	(101,866)	(183,998)	(416,203)

Remark: As at mid of  2013 the company does not consolidate QLI's statements

Losses in recent years are primarily attributable to negative developments with QLI's and Queenco's primary asset - the casino in Loutraki, Greece. The serious economic crisis in Greece, which adversely affects the discretionary income of residents, influences their willingness and ability to participate in gaming.  The long-standing dispute (which was only resolved at the beginning of July 2014) between the major shareholders hindered the ability to rationally manage the casino, and significantly contributed to its losses.

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Queenco's registered share capital includes 3,940,718,563 shares of NIS 0.01 par value each. Of this amount, a total of 84,882,315 shares traded on the Tel Aviv Stock Exchange have been issued and paid up in full. As of June 30, 2014, this amount includes a total of 7,287,936 shares held by Queenco or companies wholly owned by it ("treasury" stock), which constitute 8.6% of all issued shares. The main interested party is Yigal Zilkha, who holds about 59.9% of ownership and about 65.6% of voting rights.

Examination of the data on Queenco's balance sheets along with its fully held investees indicates that in addition to its holdings in QLI shares, as of June 30, 2014,  its main liabilities being the bonds that were issued. The estimation of bonds according to their liability value, leads to net financial liabilities of approx. NIS 24.7 million. The details are as follows:

Financial assets and liabilities as at June 30, 2014 (NIS 000)

Total

Current Assets
Cash	16
Short term Investments	31
Receivables	6,156

Total	6,203

Non Current Assets
Loans	5,819
QLI's shares	33,569
Other financial Assets	662

Total	40,050

Current Liabilities
Accounts payable	3,960
S. T. Bonds maturities	16,721

Total	20,681

Long term Liabilities
Queenco bonds	15,728

Total	15,728

Net Financial Assets	9,844

Investment in QLI's shares	(33,569)

Queenco bonds at book value (net)	32,449
Queenco bonds at pari (effective) value	(33,441)

Net updated Financial Liabilities	(24,717)

4. Conversion ratios between the two companies based on market data
The shares of both companies, Queenco and QLI are traded on the Tel Aviv Stock Exchange and the London Stock Exchange, respectively. In the first phase, the conversion ratios between them, as derived from the market value of their shares, were analyzed.

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To this end, the value of the two companies was first calculated according to the market value of their shares and according to the appropriate exchange rates, and this with several options:

1.	The value as of September 1, 2014.
2.	The average value in the month prior to this date.
3.	The average value in the last three months.
4.	The average value in the last six months.
5.	The average value in the year prior to this date.

Holding relations based on market values

Share market price as of 1.9.2014	0.045	ˆ
Shares quantity	1,128,335,384
QLI market value as of 1.9.2014	50,775	ˆ Thousand
Exchange rate EUR/NIS	4.7018
QLI market value	238,734	NIS 000

Queenco market value as of 1.9.2014	84,882	NIS 000

Relation Queenco/QLI	35.6%

Holding relations based on market values

Period	Share Price	QLI value	Queenco value	Relation Queenco/QLI
	ˆ	NIS 000	NIS 000

1.9.2014	0.045	238,734	84,882	36%
Last month average	0.045	236,920	84,749	36%
Three month average	0.045	236,729	82,133	35%
Six month average	0.045	239,808	76,029	32%
Twelve month average	0.045	241,472	70,463	29%

In order to compare the rates of holding between the companies, neutralizing "surplus" financial liabilities on Queenco's balance sheet, these liabilities were neutralized, and the net-value ratios derived from the trade market data were calculated. The following are the results of the comparison:

Holding relations based on market values net of financial Liabilities

Period	Share Price	QLI value	Queenco value	Net Liabilities	Net	Relation
	ˆ	NIS 000	NIS 000	NIS 000	Queenco value	Queenco/QlI

1.9.2014	0.045	238,734	84,882	(24,717)	109,599	46%
Last month average	0.045	236,920	84,749	(24,717)	109,466	46%
Three month average	0.045	236,729	82,133	(24,717)	106,850	45%
Six month average	0.045	239,808	76,029	(24,717)	100,746	42%
Twelve month average	0.045	241,472	70,463	(24,717)	95,179	39%

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The comparison of the value ratios between the two companies ostensibly indicates a "positive" premium attributable to Queenco relative to QLI by the investors in the capital markets with respect to the rates of Queenco's holding in QLI. The following is the calculation of the positive "premium" according to the various options examined:

The positive "Premium" included in the market value of Quennco

Period	QLI value	36.28%	Net	"Premium"
	NIS 000	from QLI	Queenco value	%

1.9.2014	238,734	86,613	109,599	27%
Last month average	236,920	85,954	109,466	27%
Three month average	236,729	85,885	106,850	24%
Six month average	239,808	87,002	100,746	16%
Twelve month average	241,472	87,606	95,179	9%

In order to relate to the finding, among other things, the trading volumes and the marketability of the two companies must be examined. Analysis of this data indicates the following findings:

A.
Over the past year (and even prior to this), QLI shares were not traded on the London stock exchange at all. The share price has not changed since the start of 2013 (in 2012, the GDR rate stood at Euro 2).

B.
With the exception of the period between July 1 and July 15 2014, trade of Queenco shares is at low volumes. On July 1, 2014, Queenco published notice of resolution of the prolonged disputes between the company's controlling interests Yigal Zilkha and Moshe Boblil, and in response, the share rose by almost 100%, and recorded lively trade turnover of over NIS 0.8 million.

C.
A review of average trade data of Queenco's share, and particularly a review of trade data of the share without these days, indicates a decline in trading volume, pursuant to a prolonged decline in the Company's value. Below are the findings that refer to the trade data:

Average daily trading details for the period ending at September 1, 2014

	Daily turnover (NIS)	transactions in units	No. of transactions
Last month	4,654	4,667	2.0
Last Quarter	21,493	18,039	3.9
Last half year	11,634	9,914	2.3
Last year	7,085	6,599	1.6

In light of the above data and the fact that the two companies have a low trading level and marketability, it is difficult, if not impossible to draw any conclusions whatsoever regarding the perception of investors in the capital market of QLI shares, Queenco shares or the relationship between the two companies that hold the same assets. Therefore, even the ostensible "positive premium" which appears to be attributable to the trading volumes, is not meaningful and does not necessarily represent the preferences of the shareholders.

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5. Estimate of the conversion ratios between the two companies

5.1 Methodology
In fact, the shareholders of both of the companies hold the same economic asset in the form of QLI's activity. Queenco holds (directly and through its wholly owned subsidiary) 32.68% of QLI shares, with the remaining 63.72% of the shares in QLI held by other parties. Therefore, in order for full ownership of QLI to shift to Queenco, on the one hand, and for the economic standing of both groups of shareholders in both companies to remain unchanged, on the other hand, the remaining public shareholders of QLI are to be allocated Queenco shares, which after allocation will represent 63.72% of the issued shares in Queenco.

This type of allocation will maintain the economic situation of the two groups of shareholders unchanged, as the previous shareholders in Queenco will continue to hold 36.28% of the ownership in QLI, and the new group of shareholders in Queenco, which had previously held 63.72% of the ownership in QLI, will continue to hold QLI shares at the same rate through the holding of Queenco shares.

However, it is worth examining the need to increase (decrease) the share of the shareholders in Queenco (and at the same time reduce (increase) the relative part of the public shareholders in QLI) in respect of the following factors:

A.	In addition to the holding of QLI shares, Queenco has net financial liabilities, where following the transaction, QLI public shareholders will also hold these liabilities.
B.
Queenco issued three series of listed options as well as non-listed options to employees whose exercise is expected to reduce the value of the holding of the existing shareholders in Queenco as well as the value of future holding of QLI shareholders that received the shares in Queenco.

C.
QLI issued non-listed options to employees. The exercise of these options is also expected to reduce the value of the holding of existing shareholders in QLI as well as the value of QLI for existing shareholders in Queenco following implementation of the deal.

D.
In August 2013, and within the confines of the issuing of rights in QLI, Asiv Hotels Ltd. (Hereinafter "Asiv") shares in QLI. The agreement established that in addition to payment for the issued shares, Asiv will pay Queenco $2 million as additional consideration from its first share of the dividends that QLI will distribute to its shareholders, if any. This consideration constitutes additional value to Queenco shareholders that should be addressed as part of the acquisition.

E.
Queenco bears the current management expenses that primarily include the directors salary, legal expenses, etc. These expenses should reduce the value of Queenco for QLI shares from the public, since they will need to bear the additional expenses beyond holding of QLI shares.

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5.2 Surplus financial liabilities
Queenco's financial liabilities (net) as of March 31, 2014 amount, as aforementioned, to about NIS 24.7 million.

5.3 listed Options for Queenco Shares
Queenco issued three series of options:

a.
Series 2 options that can be exercised by March 31, 2015 so that each option can be exercised into one ordinary share of Queennco with a par value of NIS 0.01 in consideration for the exercise price of NIS 5.25 (The option price is NIS 0.05 and the options total value is approx.. NIS 132 thousand).

b.
Series 3 options that can be exercised by December 31, 2014 so that each option can be exercised into one ordinary share of Queenco with a par value of NIS 0.01 in consideration for an exercise price of NIS 3.5 (The option price is NIS 0.09 and the options total value is approx.. NIS 3.6 million).

c.
Series 4 options that can be exercised by April 30, 2016 so that each option can be exercised into one ordinary share of Queenco with a par value of NIS 0.01 in consideration for an exercise price of NIS 5 (The option price is NIS 5.00 and the options total value is approx.. NIS 2/4 million).

The tradability of the options is close to zero. Therefore, their market value does not represent their economic value. Hence, a fair valuation was performed by CPA Aviad Hacohen based on the Volume Weighted Average Price of NIS 1.05 per share for the period between July 17 and August 17 2014. The value amounts to NIS 691 thousand. This value was added to calculate Queenco's financial liabilities.

Below is a summary of the premises underlying the calculation of the options (series 2, 3 and 4) and the options to Queenco's employees (according to the Black & Scholes model):

▪	Valuation date: August 17, 2014;

▪	Share price: NIS 1.0513

▪	Exercise prices: NIS 5.25 (series 2); NIS 3.50 (series 3); NIS 5.00 (series 4); NIS 2.50 (employee options);

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▪	Maturities (in years): 0.62 (series 2); 0.37 (series 3); 1.71 (series 4), 3.53 (employee options);

▪	Standard deviation: 80% for the short term options (series 2 and 3) and 61% for the long term options (series 4 and employee options).

5.4 Non-listed Options for Queenco Shares
Queenco issued to company employees approximately 577,000 non-listed options. The valuation that was prepared for these options by CPA Aviad Hacohen under said terms amounts to NIS 132 thousand. This value was also added to calculate Queenco's financial liabilities.

5.5 Non-traded Options for QLI Shares
QLI issued 23,626,777 non-traded options to several employees in the company, including the Company CFO, the Company's legal advisor and the VP of Operations in the Company. The terms of the majority of options state that one-third matured and can be immediately exercised, one-third will mature in January 2015 and one-third will mature in January 2016. The balance of options is expected to mature over the course of three years.

The valuation that was prepared for these options in May 2014 (as of January 2014) by CPA Aviad Hacohen, lists a value of Euro 237 thousand, which translates into NIS 1,112 thousand (based on the rate of NIS 4.6939 per Euro as of June 30, 2014). For the calculation (in light of the relatively limited sum and in light of the minor changes that took place in QLI from the date of the valuation and despite not being updated as of the valuation date), this value was deducted from Queenco's net financial liabilities.

Below is a summary of the premises underlying the calculation (according to the Black & Scholes model):

▪	Valuation date: January 21, 2014

▪	Share price: euro 0.024

▪	Exercise price: euro 0.024

▪	Maturity: between 2.5 and 5.5 years

▪	Standard deviation: 55%

▪	Risk-free interest: in the range of 0.252% and 0.872%.

5.6 Possible additional consideration for Queenco shareholders from Asiv
An examination of QLI's position indicates several possible sources for dividend that might be distributed to its shareholders. The sources include, inter alia, receipts from sale of land in Cambodia that is held by it directly and through investee companies, an arrangement with Casino Austria for payment of the agreed compensation for non-implementation of the options agreement and receipts from casino activity in Greece and Cambodia.

A-1-19

In light of the review of said sources and pursuant to consultation with QLI's and Queenco's managements, the estimate is that the dividend will be distributed over the course of one to two years and that there is a 20%-40% chance that it will not be distributed at all. The sum of the additional consideration for this average period was capitalized at the discount rate of 16.0% (the calculation is in the appendix) and based on the exchange rate of NIS 3.438 per $, resulting an additional consideration of approx.. NIS 3.85 million.

Fair value of the additional 2 M $

Receipt during 1-2 years	1.5
Addituonal amount (M$)	2.0
Discount Rate	16.0%
Discounted amount (M$)	1.6
Excjange rate	3.438
Amount payable (M NIS)	5.504
70% cahance of payment (M NIS)	3.853

5.7 Queenco G&A Expenses
Queenco bears current management expenses that include primarily salary, directors salaries, legal expenses, etc. These expenses reduce Queenco's value for QLI shareholders from the public, since they must bear additional expenses in addition to the holding of QLI shares.

Queenco's general and administrative expenses as estimated by Queenco's management are expected to total NIS 1.5 million per annum (including participation in 10% of QLI's expenses). The capitalization of these expenses based on a discount rate of 10% totals a value of NIS 15 million (Queenco has significant losses and as such a tax shelter was not taken into account).

It should be noted that the general and administrative expenses incurred by QLI are fully included in the current operations of this company and therefore are partially incurred also by Queenco. Therefore, there is no need for taking them into account.

A-1-20

5.8 Summary of Financial Liabilities Net
Below is a list of the sum of financial liabilities (Net) in Queenco for the purpose of calculating the conversion rations for QLI shareholders:

Net Financial Liabilities (NIS 000)

Financial Debts as at June 30 2014	(24,717)

Listed Options - Queenco	(691)

Non Listed Options - QLI	1,112

Non Listed Options - Queenco	(132)

Additional amount payable by Assiv	3,853

Overhead costs- Queenco	(15,000)

Total	(35,575)

This sum was translated into Queenco shares based on the Volume Weighted Average Price (VWAP) of NIS 1.05 (which was used, as specified, to calculate the value of the options), with the derived shares being deducted for the purpose of calculating Queenco shares. Sensitivity analyses for this value were examined.

5.9 Summary of the conversion ratios and rates of allotment
The following are the details of the calculation:

No
Main figures
Queenco
Public
Total
No of Queenco issued shares
84,882,315
No of shares less treasury shares
77,594,379
Holding ratio in QLI
36.28%
63.72%
100.0%
No of QLI shares
409,374,016
718,961,368
1,128,335,384
Step 1: Without additional assets and liabilities
Remarks
A
No of Queenco's shares
77,594,379
36.28%
Shares to be alloted to the public shareholders of QLI
136,274,797
63.72%
percentage ratio
Total
213,869,176
100.0%
Step 2: Including the financial liabilities in Queenco
Queenco's volume weighted average share price (NIS)
1.0513
Financial liabilities, net (NIS)
(35,575,282)
B
Equvivalent to treasury shares
(33,839,518)
C
No of Queenco's shares net of the financial liabilities
111,433,897
A minus B
No of Queenco's shares
77,594,379
28.4%
calculation based on
New shares to be alloted to the public shareholders of QLI
195,705,306
71.6%
the number of shares in C
Total
273,299,685
100.0%
and the relations in A
Step 3: Allocation ratios
No of Qli public shares
718,961,368
Allocation relation (71.6%/63.72%)
1.124
#
Queenco shares alloted for each QLI share
0.272
#
Calculation of Quennco shsres to be alloted to QLI public shareholders

A-1-21

Since the abovementioned findings and the conclusions are dependent on Quennco’s share value, following are sensitivity analysis of the allotment ratios to changes in Queenco’s share value:

Impact of changes in the share price on the allocation ratios

-45%	-30%	-15%	0%	15%	30%	45%
1.219	1.181	1.140	1.124	1.111	1.100	1.092

-45%	-30%	-15%	0%	15%	30%	45%
0.375	0.328	0.287	0.272	0.261	0.253	0.247

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Summary of the findings

According to all the calculations, the findings and the assumptions that were made and according to the calculated value ratios between the companies based on said assumptions, the allotment ratios for
QLI public shareholders in the range of 0.272 Queenco shares allotted for each QLI share according to the above calculation, may represent fair allotment ratios.

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Appendix – Calculation of QLI's Capitalization Rate

	Weights	70%	30%
	QLI	Cambodia	Greece	Remarks
R(f)	5.1%	6.3%	2.1%	Cambodia -average between Thailand and Vietnam. Greece - German rate
R(m)- R(f)	15.3%	13.3%	20.0%	According to Proff. Demodaran Data Sets
β	0.91	0.86	1.00	According to Proff. Demodaran Data Sets (Cambodia - emerging markets)
Cost of Equity	18.9%
D / D+E	20%			According to QLI's data
E / D+E	80%			According to QLI's data
Cost of Debt	5.8%			Avarage QLI's interest rates
Tax Rate	22%			Weighted average between Cambodia and Greece
WACC	16.0%

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 Appendix - Information regarding Securities Regulation 8B(d) that relates to valuations

1. Identifying the subject of the valuation
The subject of the valuation is included in the document.

2. Details of engagement
▪
This opinion was requested by the management and board of directors of Queenco. The engagement with Queenco is from July 2014. The reasons for preparing the opinion are set out in detail at the beginning of the document.

▪
Information regarding the valuator, his education and other work performed by him is set out below. Agreement of the valuator to the inclusion of the opinion in reports to the public is included in the opening of the document.

▪	There are no stipulations regarding the fee.
▪	Queenco agreed to indemnify the valuator as set out at the beginning of the opinion.

3. The value determined
▪	The value ratios estimated are included in the valuation. The valuation is based on the financial statements of the companies for the period ended June 30, 2014.
▪	Sensitivity analyses of the results are included in the opinion itself.
▪	The shareholder equity of each of the companies subject of the opinion is included in the document.
▪
The highest and lowest share prices for both companies in the past six months before September 1, 2014 are as follows: Queenco's share prices amounted to NIS 1.44 and NIS 0.65 respectively. The share price of QLI in the last six months remained unchanged at 0.045 Euro.

▪	The average value of both companies in the past six months is included in the evaluation.

4. Valuation method
▪	A brief description of the companies valuated is included in the document. More details of the valuated companies' activities are included in their periodic reports and financial statements.

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▪	The facts, assumptions and calculations upon which the valuation is based are included in the document.
▪	The valuation is based on the structure of holding between the companies and on the various assets and liabilities of the companies.
▪	The document is not based on management estimates.
▪	The method of the relative evaluation is set out in the document.
▪	The sources of the information used in the evaluation are specified in the document. There are no other sources of information that should have been used and which could not be received.

5. Previous valuations by the valuator
Previous projects performed by us over the past three years for the companies:
A.	Examination of impairment of the goodwill recorded in Queenco's books as at the end of 2011.
B.	Valuation of Casino Loutraki Company as at March 31 2012.
C.	Valuation of Casion Loutraki Company as at December 31, 2012 and as at June 30, 2014.
D.	Allocation of the original difference in loss of control of QLI from November 2013.
E.	Valuation of the net operating assets of Rhodes Casino as at December 31, 2012 and 2013 and as at June 30, 2014.

6. Reliance on experts
The evaluation was not based on the opinions of additional experts.

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Information on the valuator - Uri Wolf Economic and Financial Consulting Ltd.

Education
•	Graduate of Tel Aviv University with a BA degree in economics and statistics (with honors).
•	MA in economics from Tel Aviv University (with honors).
•	MSc in Operation Research from the School of Business Administration at Tel Aviv University (with honors).

Professional Experience
▪	Senior economic consultant, providing economic consulting and performance of a wide variety of economic projects, including expert opinions for litigation.
▪
Manager and partner in Almagor & Co. Economic and Financial Consulting Ltd., which was an economic consulting company and partnership between me and the accounting office of Almagor & Co., then representatives of BDO International.

▪	Vice President of Poalim Capital Markets and responsible for mergers and acquisitions.
▪	Finance and economics manager at the investment company founded by the Discount Bank Investment Company and investors from South Africa.
▪	Lecturer for third year students at School of Economics at Tel Aviv University (1975).

Areas of activity:
▪	Extensive work in diagnoses and business valuations of companies and businesses in various industries.
▪	Performance of valuations of companies for sales, acquisitions, floatations, mergers, etc.
▪	Opinions on fairness of transactions with interested parties in publicly traded companies for the Israel Securities Authority.
▪	Performance of budget and economic and financial auditing projects for factories and business organizations.
▪	Preparation of business plans for companies and for planned projects as well as consulting during the establishment process.
▪	Performance of economic feasibility studies for projects and investments
▪	Participation in processes to secure capital by companies in various fields.
▪	Analysis, evaluations and recommendations to investors regarding companies traded on the capital market.
▪	Ongoing consulting and mentoring of companies and business organization of financial, economic and marketing issues.

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Partial list of other projects I have performed

▪	Valuation of Israel’s cement monopoly – Nesher Israel Cement Enterprises Ltd. for a feasibility study for entry of a partner into the company.
▪	Valuation of the investment group, Ampa Ltd., which holds numerous real estate assets, high-tech companies and is engaged in financing and leasing.
▪	Valuation of three publicly traded companies that hold each other and are part of the Profit Ltd. group for the purpose of their merger into a single company.
▪	Valuation of the financial clearing activity of the public company, Gateway 4 You Ltd. for the acquisition of the activity by an interested party.
▪	Valuation of two public companies, Michshuv Yashir Software Ltd. and Amigar Ltd., for their merger into a single company.
▪	Valuation of Nitzba Hitnahalut Ltd., owned by Egged Pensioners Organization and consulting on the sale of the company through public tender.
▪	Valuation of Elite Food Industries Ltd. and of Osem Ltd.
▪	Valuation of T4U Holdings Brasil Ltda. A Brazilian company engaged in the construction and leasing of antennas to cellular operators.
▪	Valuation of Carmel Carpets Ltd. as part of its acquisition by Beitili Ltd., a publicly traded company.
▪	Valuation of Industrial Buildings Corporation Ltd. as part of its privatization.
▪	Valuation of Elbit Systems Ltd.
▪	Valuation of MishkenotClal Ltd., engaged in the operation of several retirement homes.
▪
Valuation of the Airport City Ltd. construction project, planned for over 600,000 sq. m of construction adjacent to the airport in Lod, for the purpose of securing capital abroad in the initial stages.

▪	Valuation of an occupational space project of approximately 200,000 sq. m in Warsaw.
▪	Valuation of a large construction company, including a hotel complex in Nigeria.

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Exhibit A-2
Fairness Opinion of Prof. Yoram Eden

Jerusalem, October 13, 2014

To:
Member of the Board of Directors of
(YZ) Queenco Ltd.
Menachem Begin Street
Ramat-Gan.

Dear Sirs,

Fairness in the ratio of the worth of (Y.Z.) Queenco Ltd. (Hereinafter Queenco or the Company)
to the worth of Queenco Leisure International Ltd. (Hereinafter QLI) for the purpose of proposal to purchase QLI shares

1.
I was contacted by you in August 2014 with a request for my professional opinion (Hereinafter: The Opinion) regarding the reasonability of the valuation established for the purchase of the acquisition transaction in which Queenco shares would be allotted to public shareholders of QLI. Following the acquisition proposal, QLI would become a wholly owned private company (directly and indirectly1) of Queenco Ltd. The value of the shares of Queenco and of QLI was established in the opinion of Mr. Uri Wolf on 28 September 2014 (Hereinafter The Wolf Opinion) and the ratio derived from the Opinion is 1.000 (Queenco): 0.272 (QLI).

Details on my education and professional experience are included in Appendix A of this opinion.

2.	My opinion focuses on the following question:

Whether the value ratio of 1: 0.272 that was established between the companies Queenco and QLI respectively based on the Wolf Opinion as defined above, reflects from an economic perspective a fair and reasonable ratio for Queenco shareholders.

In order to prepare my opinion, I relied on the data included in the Wolf opinion, and I assumed their accuracy and integrity. I was not asked and did not conduct independent tests to verify said data or to confirm the business results of Queenco and QLI and/or of their investee companies.

1 Through Shahar HaMilenium Ltd., a wholly owned subsidiary of Queenco

A-2-1

3.	In order to prepare the opinion, I reviewed, inter alia, the following documents:
3.1	The Wolf Opinion.
3.2	The audited financial statements of Queenco and QLI as of December 31, 2013.
3.3	The reviewed financial statements of the company as of June 30, 2014.
3.4	The immediate reports published by Queenco in 2014.
3.5	Business projections and budgets for 2015 and later of said companies.

4.	In order to prepare the opinion, I conducted, inter alia, the following actions:
4.1	I conducted several clarifying conversations with Mr. Uri Wolf, and received satisfactory explanations.
4.2	I conducted a work meeting with Queenco's CFO.
4.3	I conducted reasonability tests of the analyses that will be specified in Section 14 below.

5.	The opinion does not include a position or recommendation of whether to approve the merger.

6.
I wish to note that on May 9, 2013, I provided you with an opinion on the accounting issues that arose from the manner of presentation of the investment in CHL in the financial statements for December 31, 2012 of Queenco and of its consolidated subsidiary QLI. Other than this, I hereby confirm that I have no personal interest in Queenco and/or QLI and/or in any of its investee companies, and that I have no interest in the worth ratio that was established.

7.
Responsibility for the information, presentations and explanations that I received with regards to the opinion (Hereinafter: The Information) is that of the providers of the information. The opinion does not include a test and verification of information. In light of this, the opinion will not be considered, and will not constitute confirmation of the accuracy, integrity and precision of the information. Under no circumstances will I be liable for any loss, damage, cost or expense incurred in any manner and through fraud, misrepresentation, bias, provision of inaccurate information or withholding of information from me. Subject to the aforementioned, I hereby confirm that I did not find in the information any data or fact that is unreasonable in a manner that requires additional examinations. Notwithstanding the aforementioned, an agreement was reached between myself and Queenco that unless determined by a court or arbitrator that I acted with negligence or maliciousness, my total financial liability towards Queenco will be limited to NIS 100,000. In addition to the aforementioned, I will not be liable to Queenco from any source and for any cause, including tort, with regards to the opinion.

8.
With regards to the opinion,  Queenco undertook that if I am obligated in a legal proceeding to pay any sum to a third party with regards to the opinion, it will indemnify me upon my initial written demand (and pursuant to it being required to indemnify in said case) for any sum I will be charged as specified beyond the sum of NIS 100,000, and for any reasonable expenses (taking into account the scope of the proceeding and the lawyers and professional consultants to be appointed to handle it) that I will incur or will be required to pay for said legal consultation and representation, professional consultation, defense against legal proceedings, negotiations, etc. with regards to any claim, demand or other proceedings whose cause is derived from or related in any manner to the opinion.

A-2-2

9.
In this opinion, I also addressed forward-looking information, as included in the Wolf Opinion, and as provided to me by Queenco management. This forward-looking information is uncertain information about the future, based on existing information in the group as of the date of the assessment, and includes assessment of the group's management as of the assessment date. If these assessments of management fail to realize, the actual results might be materially different than the estimated results or the repercussions of this information, if any with regards to use in the opinion.

10.
As of the date of this opinion, Queenco is a holding company whose primary asset is the holding, directly or indirectly (through Shahar HaMilenium Ltd.) of 36.28% of the issued share capital of QLI – a holding company listed in the London stock market.

11.
As presented to me, the transaction is expected to reduce costs derived from the cancellation of the public company offices listed on the London Stock Exchange. It may also increase the trading in Queenco shares. These advantages contributed to the feasibility of the transaction from the perspective of Queenco shareholders and from the perspective of QLI shareholders.

12.	I wish to draw your attention to the following issues:

12.1
In the review of financial statements for the interim periods ending June 30, 2014, the Company accountants (from the firm Strauss Lazar & Co) included reference to the uncertainty paragraph, which lists various factors that raise significant doubts regarding the continued existence of Queenco and QLI as going concerns.

12.2
As is revealed in Note 3 of the financial statements covered by the Company for June 30, 2014, CR (a wholly owned subsidiary of QLI) were subject in Greece to tax appraisals for 1999 and 2000 in the total amount of Euro 16 million. The sum of the appraisals at the end of August 2014 (including interest and penalties) amounts to Euro 23 million. CR filed an appeal over these appraisals. CR's legal advisors were of the opinion that their chances of winning the appeal were slightly better than 51%. As such, no provision was prepared in the financial statements of CR for said appraisals.

On September 23, Queenco announced that the appeal filed by Casino Rhodes was partially accepted by the Court of Appeals, and the tax assessments were reduced to 5.4 million Euro, (including interest arrears and penalties). 1.45 million Euro of this amount has been deposited by Casino Rhodes against the assessment above. Casino Rhodes does not have the necessary means to repay the said amount, Queenco estimates that it might be possible to reconstruct the debts of Rhodes Casino so it can meet its obligations in order to continue its current operations.

12.3
In accordance with the Court’s announcement, QLI is expecting to report expenses of approximately 5.4 million euros in its fourth quarter and 2014 financial statements. QUEENCO share in the expense is about 1.8 million euros. The company and QLI are guarantors to repay the loan received by CR from a bank, the balance of this loan as of June 30, 2014 is Euro 5.8 million.

A-2-3

13.
It may be assumed that the public investors in the Company shares have already taken into consideration the issues specified in Section 12 above, and therefore the price of Queenco shares and its market value already reflect the capital market participants’ assessment of the impact of these issues. The reasonability test I conducted, and that will be described later in this opinion, will be based on the market value of Queenco, from which is derived the economic value of QLI and the suitable worth ratio. Subsequently, the issues described in Section 12 are reflected (see also section 14.3 below).

14.	Reasonability Test:

14.1	The reasonability test I adopted included the following four stages:

a)
In the first stage I found the market value of the Company equity. For this purpose, I subtracted from the number of listed shares the shares held by the Company's subsidiaries, and added the economic value of the options, as specified in Table 1 below:

Table 1 – Economic Value of the Company Equity

Registered share capital for listing	84,882,315	Notes
Less mutual holding of shares	(7,287,936)	(1)
Effective share capital	77,594,379
VWAP (in agorot)	105.1294	(2)
Value of ordinary share capital (NIS in thousands)	81,575
Value of options listed for trade (NIS in thousands)	691	(3)
Value of options for employees (NIS in thousands)	132	(4)
Total value of equity	82,398

Notes
(1)	Held by Queenco Holdings Ltd. and Shahar HaMilenium (1991) Ltd., wholly owned subsidiaries of Queenco.
(2)	VWAP – Volume Weighted Average Price for the period between 17.7.14-17.8.14.
(3)
Based on the valuation conducted by CPA Aviad Cohen whose date of validity is August 17, 2014. The price of a Queenco share used as the base asset for the purpose of the appraisal of the options was 105.1294 agorot (in accordance with the VWAP of the Company for the period between 17.7.14 and 18.8.14).

(4)
Based on the value established by CPA Aviad Cohen whose date of validity is August 17 2014. The price of a Queenco share that was used as the base asset for the valuation of options was 105.1294 agorot (in accordance with the VWAP of the Company for the period of 17.7.14 and 18.8.14).

b)
In the second stage I derived the value of the equity of QLI from the equity value of Queenco. The underlying rationale of this test is that the fair value of Queenco is essentially derived from its holdings (36.28%) in QLI, as specified in Table 2 below:

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Table 2 – Economic Value of QLI Equity (NIS in Thousands)

	NIS in Thousands	Notes
Total value of equity of Queenco	82,398
Balance of payables and receivables Queenco (surplus assets over liabilities)	(8,724)	(5)
Negotiable bonds in the stock exchange	31,633	(6)
Queenco's capitalized administrative expenses	15,000	(7)
Additional consideration from Asiv	(3,853)	(8)
Derived value for holding in QLI (holding of 36.28% of QLI capital)	116,454
Derived value for ordinary share capital (100%) of QLI	320,975	(9)
Derived value for public holdings in ordinary share capital of QLI	204,525	(10)
Value of options to employees in QLI	1,112	(11)
Total value of equity of QLI (including value of options to employees)	322,087

Notes
(5)	Based on the Company balance sheet for 30.06.14 and without the holding in QLI and negotiable bonds.
(6)
Based on the VWAP of the bonds in the stock exchange for the period between 17.7.14-17.8.14. I should mention that in the Wolf Opinion, the liability value of the bonds was set at NIS 33,441 thousand. This gap has negligible impact on the worth ratio.

(7)
"Representative" administrative expenses of NIS 1,500 thousand, capitalized at a 10% capitalization rate. The company has an aggregate loss for tax purposes of a material amount. As a result, I did not include in the calculation the impact of the tax shield, since I believe it has no actual economic value.

(8)	Contingent asset, that was not included in the Queenco balance sheet and whose value is estimated in the Wolf Opinion.
(9)	Does not include the Employees option valuation.
(10)	Public holdings amounted to 63.72% of QLI equity.
(11)	Based on the valuation prepared in January 2014 by CPA Aviad Cohen.

c)	Stage 3 - I found the overall value of the group following the implementation of the full acquisition proposal of QLI shares, as specified in Table 3 below:

A-2-5

Table 3 – Total Value of the Group after the Acquisition

Total value of group following merger	NIS in Thousands	Percentages
Value of ordinary share capital of Queeco	81,575	28.32%
Value of Queenco options (negotiable and non-negotiable)	823	0.29%
Value of public holdings in ordinary share capital in QLI	204,525	71.00%
Value of options to employees in QLI	1,112	0.39%
Total value of equity of the group following the merger	288,034	100.00%

d)	In the fourth stage, I calculated the ratio of exchange of QLI shares with Queenco shares, as specified in Table 4 below:

Table 4- Equity Ratio

Number of relevant shares of Queenco (See Table 1)	77,594,379
Proportional share in group's value (see Table 3)	28.32%
Proportional share in group's value of QLI shareholders (See Table 3)	71.00%
Number of shares that Queenco will issue to QLI shareholders	194,545,941
Number of QLI shares held by the public	718,961,368
Share exchange ratio for outside QLI shareholders (the public)	0.271

14.2
The results of this market-based reasonability test is almost completely   identical to the conclusion drawn from the Wolf Opinion in which the share exchange ratio is 0.272 Queenco shares to one QLI share.

14.3
I performed another test of reasonableness, which assumes that the prices at which Queenco shares were traded in Tel Aviv Stock Exchange in the period between 17.07.14 and 08.17.14 [as described in section 14A (2)] did not reflect the full exposure of QLI to the additional expenditure in respect of the tax assessment described in the latter part of Article 12.2 and Article 12.3 above. I found that even if we assume that, given the information, the market prices of Queenco shares were adjusted for the full amount of the extra expenditure, it would have no significant effect on the ratio of the share swap set in the Wolf opinion. The exchange ratio should grow, at most, and assuming that investors did not expect at all the amount of this expenditure, to 0.281 Queenco shares to one QLI share.

A-2-6

14.4
The Wolf Opinion was prepared on the basis of financial statements as of June 30, 2014. To the extent provided to me by the group's management, they are unaware of any other events (beyond those that were published in the companies' immediate reports) that might materially affect the value of the companies.

15.
After having reviewed the documents mentioned in Section 3 above, and having performed the tests and actions mentioned in Section 4 above, I assess, to the best of my professional ability, and noting the specified information in Sections 11-14 above, that the share exchange ratio of 1:0.272 that was established based on the Wolf Opinion fairly and reasonably reflects the ratio for Queenco shareholders.

16.
I agree that the opinion be attached and/or mentioned in the immediate report to be published by Queenco in accordance with the Securities Regulations (Periodic and Immediate Reports) 5731-1970 and/or the Securities Regulations (Transaction between a Company and Controlling Interest) 5761-2001, or any other legislation and/or law in lieu of these, instead of these or to increment these, including any amended immediate report and/or any other report that Queenco or QLI will be required to submit in accordance with the law, including a prospectus to be published in the future by any of these parties.

Queenco will be entitled to use the opinion in the general meeting of its shareholders and before any individual, entity and authority at its discretion.

Sincerely,
Prof. Yoram Eden
Certified Public Accountant

A-2-7

Appendix – Prof. Yoram Eden
Details of Education and Professional Experience

1.1	Academic Degrees
Professor of Accountancy, The College of Management Academic Studies, Israel.
Ph.D., - Tel-Aviv University.
M.B.A. (cum laude), Tel-Aviv University.
B.A. - (Accountancy) Tel-Aviv University.
B.A.  - (Economics), The Hebrew University of Jerusalem, (1972).

1.2	Professional and Academic Training and Activity
C.P.A (Isr.), since July 1978.
Academic editor of "The Accountant", The magazine of the Israeli Institute of
 Certified Public Accountants, since 1991.
Member of the central committee of the Institute of Certified Public Accountants in
Israel, since 1988.
Between 2000-2006, served as senior member of the academic staff on the Israeli
Ministry of Justice, Auditors' council.
Current Chairman of the Council's Examination Committee
Vice President for Academic Affairs, The College of Management Academic Studies.
Between 2000-2007, served as Dean of the School of Business Administration,
The College of Management Academic Studies.
2000-2004 - Member of the Education Committee of the IFAC
 (International Federation of Accountants).
Guest lecturer at Baruch College, the City University of New York.
Published 3 books and numerous articles in professional and academic journals in Israel and overseas.
Serve as outside director and Chairman of the Investments Committee at Infinity Central
Provident Fund for pensions Ltd.
Member of the Fair Value Forum, Interdisciplinary Center Herzliya

1.3
I have prepared numerous valuations for public companies that were attached to the financial statements and prospectuses that were published to the public. I also prepared numerous economic opinions, including economic opinions on taxation that were submitted to the court. I was also appointed in several cases as a court-appointed expert for valuations, and for clarification of accounting issues.

A-2-8

Exhibit B-1
TENDER FORM FOR RULE 144A HOLDERS
 This is the tender form for use by holders of Rule 144A Global Depositary Receipts (GDRs) of Queenco Leisure
International Ltd. who wish to instruct a tender to accept the (Y.Z) Queenco Ltd. Offer (the “Offer”).

Rule 144A / CUSIP: 74824B203
Rule 144A / ISIN: US74824B2034

Please indicate below if you have or, if you are acting for a customer, your customer has or does not have a “personal interest” (as defined in the Tender Offer Document) in the approval of the Tender Offer (if you do not check any of the boxes below, you will be deemed not to have a personal interest in the approval of the Tender Offer; if you are uncertain as to whether you have such personal interest, please contact Guy Sigura, Adv., the Offeror’s General Counsel, at +972-3-756-6555):

☐           I HAVE (or my customer has)  a “personal interest” in the approval of the Tender Offer

☐           I DO NOT HAVE (or my customer does not have) a “personal interest” in the approval of the Tender Offer

If you are located (or your customer is located) in the United States, please check the applicable box and fill in the blank below:

☐           I am (or my customer is) an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)

☐           I am not (or my customer is not) an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act)

I am (or my customer is) located in the following state or other jurisdiction of the United States:  ___________________________

All Rule 144A GDR holders who wish to instruct a tender to accept this offer must complete the information below and sign this Tender Form.  Rule 144A GDR holders must also complete a YZ Queenco Share Delivery Notice.  The YZ Queenco Share Delivery Notice must bear an ORIGINAL Medallion signature guarantee.

The completed and ORIGINAL signed Tender Form and the completed and ORIGINAL signed YZ Queenco Share Delivery Notice may be returned together to the Tender Agent to be received prior to the GDR Expiration Time as follows:

The Bank of New York Mellon
Depositary Receipts
Transaction Structuring and Execution
101 Barclay Street, 22 West
New York, New York 10286

If a DTC Participant is instructing the Tender Agent on behalf of multiple customers or accounts, a separate delivery of Rule 144A GDRs and a separate Tender Form and YZ Queenco Share Delivery Notice must be completed and returned in respect of each customer or account.

By making, or procuring the making of a tender of QLI GDRs,  you certify, acknowledge, represent and agree, or, if you are acting for a customer, your customer acknowledges, represents and agrees, as follows :

1.           You are (or your customer is) the beneficial owner of the number of Rule 144A GDRs being tendered.

2.           You agree (or your customer agrees) to the terms of the Offer.

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3.           You are (or your customer is) aware,  that the Offeror Shares have not been, and will not be, registered under the Securities Act, and that the offer and sale to it is being made in a transaction exempt from registration under the Securities Act.

4.           You are (or your customer is) aware that the Offeror Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

5           You have had (or your customer has had) such access to the financial and other information regarding the Offeror it has requested in connection with its investment decision to subscribe for or acquire Offeror Shares in exchange for the tendered QLI GDRs and it has made (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it has made) its own assessment concerning the relevant tax, legal and other economic considerations relevant to its investment (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person’s assessment as to its investment) in the Offeror Shares.

6.           If we are (or our customer is) located in the United Kingdom we are (or it is) acquiring Offeror Shares for our (or its) own account or for the account of a beneficial owner for which we (or it) exercises sole investment discretion and is:

(i)            a person (A) having professional experience in matters relating to investments and who falls within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”), (B) falling within Articles 49(2)(a)-(d) (“high net worth companies, unincorporated associations etc”) of the Order, or (C) to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Offeror or any member of its group may otherwise lawfully be communicated or caused to be communicated; and
(ii)           acquiring Offeror Shares in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act; and
(iii)            (A) a ‘‘qualified investor’’ within the meaning of section 86 of the Financial Services and Markets Act 2000, as amended or (B) able to receive the Offeror Shares pursuant to an exemption provided by Article 3(2) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) as amended (including amendments by Directive 2010/73/EU to the extent implemented in the relevant Member State) (“Prospectus Directive”).

7.           The Offeror Shares issued to us (our our customer) upon consummation of the Offer may not be sold or transferred in the United States in the absence of a registration under the Securities Act except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of that Act, in each case subject to receipt by the Offeror of an opinion of counsel (or of such other evidence that it may reasonably require) in a form satisfactory to it that such registration is not required under the Securities Act.

8.           Each of the Offeror, QLI, the Tender Agent, the Depositary, the Custodian Bank in Israel, and each of their affiliates, employees, directors and officers and counsel may rely on the instructions, certifications, representations, acknowledgements and agreements made in this Instruction Letter that such instructions, certifications, representations, acknowledgements and agreements will be deemed to be given as of the date on which the undersigned submitted the electronic instructions through DTC and at all stages of the Offer thereafter through and including the date of the distribution of the Offeror Shares.

This Letter and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

Signed:                                ______________________________________

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•DTC transaction reference no.::

Total number of Rule 144A GDRs as to which instructions are being given to the Tender Agent:

Participant name:

Contact person at participant:

Telephone:                                                                  Fax:
E-mail:
Physical Address of Participant:
Broker name:

Date:                      ____________________

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YZ QUEENCO SHARE DELIVERY NOTICE

FOR A
TENDERING QUEENCO LEISURE INTERNATIONAL LTD. 144A GDR HOLDER

FOR
(Y.Z) QUEENCO LTD ORDINARY SHARES TRADED ON TASE

Queenco Leisure International Ltd.
RULE 144A CUSIP:  74824B203
RULE 144A ISIN:        US74824B2034

You must complete, execute and return this YZ Queenco Share Delivery Notice, which should be received by the Tender Agent, The Bank of New York Mellon, not later than 5:00 pm (New York time) on 21 November 2014.  You must deliver the original signed form bearing an original Medallion signature guarantee to:

The Bank of New York Mellon
Depositary Receipts
Transaction Structuring and Execution
101 Barclay Street, 22 West
New York, New York 10286

PLEASE COMPLETE ALL OF THE FOLLOWING:
Please use this as authorization to deliver the shares  as follows:

• DTC transaction reference no.: ________________________________________________
• Number of Queenco 144A GDRs presented for exchange: ____________
• Name of TASE Participant _______________________________________
• TASE Account No.: ___________________________________________
• Beneficiary’s Name: ___________________________________________
• Beneficiary’s Account No.: ______________________________________

If certificated shares are issued shares are to be delivered as follows:

Name: ________________________________________
Address: ______________________________________
City, State, Zip: ________________________________
Telephone number:  _____________________________

• Contact details for verification:
          Name: __________________________________________
   Telephone number: __________________________________________

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PLACE MEDALLION GUARANTEE IN SPACE BELOW

Name of Firm:

Address:
(Include Zip Code)

Authorized Signature:

Name(s):

Area Code and Telephone Number:

E-mail:

Dated:

If the Tender Agent does not receive your YZ Queenco Share Delivery Notice by the Expiration Time or your YZ Queenco Delivery Notice is incomplete or the information it contain is incorrect, the (Y.Z) Queenco Shares to which you are entitled under the Offer will be delayed and you will have to contact the Offeror directly to arrange for subsequent delivery.

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Exhibit B-2
TENDER FORM FOR REGULATION S HOLDERS

This is the tender form for use by holders of Regulation S Global Depositary Receipts (GDRs) representing shares of Queenco Leisure International Ltd. who wish to instruct a tender to accept the (Y.Z) Queenco Ltd. Offer (the “Offer”).

Please indicate below if you have or do not have or, if you are acting for a customer, your customer has or does not have,  a “personal interest” (as defined in the Tender Offer Document) in the approval of the Tender Offer (if you do not check any of the boxes below, you will be deemed not to have a personal interest in the approval of the Tender Offer); if you are uncertain as to whether you have such personal interest, please contact Guy Sigura, Adv., the Offeror’s General Counsel, at +972-3-756-6555:

☐           I HAVE (or my customer has)  a “personal interest” in the approval of the Tender Offer

☐           I DO NOT HAVE (or my customer does not have)  a “personal interest” in the approval of the Tender Offer

Please indicate below whether you are or, if you are acting for a customer, your customer is, a resident of Israel:

☐           I am (or my customer is) a resident of Israel.

☐           I am not (or my customer is not) a resident of Israel.

If you are (or your customer is) a resident of Israel, you must complete a sign the attached Y.Z. Queenco Share Delivery Notice, retain it in your files, and submit the information it contains to the Tender Agent through the system of the applicable European Clearing System.

If you are located (or your customer is located) in the United States, please check the applicable box and fill in the blank below:

☐           I am (or my customer is) an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

☐           I am not (or my customer is not) an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

I am (or my customer is) located in the following state or other jurisdiction of the United States:  ___________________________

The certifications required by this Tender Form must be given electronically through the system of the applicable European Clearing System and a signed original of this Tender Form must be retained to be produced to that European Clearing System upon request.

By making, or procuring the making of a tender of QLI GDRs,  you certify, acknowledge, represent and agree, or, if you are acting for a customer, your customer acknowledges, represents and agrees, as follows :

1.           You are (or your customer is) the beneficial owner of the number of Rule 144A GDRs being tendered;

2.           You agree (or your customer agrees) to the terms of the Offer.

3.           You are (or your customer is) aware, that the Offeror Shares have not been, and will not be, registered under the Securities Act, and that the offer and sale to it is being made in a transaction exempt from registration under the Securities Act.

4.           (You are (or your customer is) aware that the Offeror Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

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5.           You have had (or your customer has had) such access to the financial and other information regarding the Offeror it has requested in connection with its investment decision to subscribe for or acquire Offeror Shares in exchange for the tendered QLI GDRs and it has made (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it has made) its own assessment concerning the relevant tax, legal and other economic considerations relevant to its investment (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person’s assessment as to its investment) in the Offeror Shares.

6.           If we are (or our customer is) located in the United Kingdom we are (or it is) acquiring Offeror Shares for our (or its)  own account or for the account of a beneficial owner for which we (or it) exercises sole investment discretion and such person is:

(i)           a person (A) having professional experience in matters relating to investments and who falls within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”), (B) falling within Articles 49(2)(a)-(d) (“high net worth companies, unincorporated associations etc”) of the Order, or (C) to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Offeror or any member of its group may otherwise lawfully be communicated or caused to be communicated; and
(ii)           acquiring Offeror Shares in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act; and
(iii)           (A) a “qualified investor” within the meaning of section 86 of the Financial Services and Markets Act 2000, as amended or (B) able to receive the Offeror Shares pursuant to an exemption provided by Article 3(2) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) as amended (including amendments by Directive 2010/73/EU to the extent implemented in the relevant Member State) (“Prospectus Directive”).

7.           The Offeror Shares issued to us (our our customer) upon consummation of the Offer may not be sold or transferred in the United States in the absence of a registration under the Securities Act except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of that Act, in each case subject to receipt by the Offeror of an opinion of counsel (or of such other evidence that it may reasonably require) in a form satisfactory to it that such registration is not required under the Securities Act.

8.           Each of the Offeror, QLI, the Tender Agent, the Depositary, the Custodian Bank in Israel, and each of their affiliates, employees, directors and officers and counsel may rely on the instructions, certifications, representations, acknowledgements and agreements made in this Instruction Letter that such instructions, certifications, representations, acknowledgements and agreements will be deemed to be given as of the date on which the undersigned submitted the electronic instructions through DTC and at all stages of the Offer thereafter through and including the date of the distribution of the Offeror Shares.

This Letter and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

Signed:                  ______________________________________

By:	[NAME OF QLI SHAREHOLDER/PERSON ACTING ON THEIR BEHALF]

Date:                      ____________________

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YZ QUEENCO SHARE DELIVERY NOTICE

FOR A
TENDERING QUEENCO LEISURE INTERNATIONAL LTD.
REGULATION S GDR HOLDER

FOR
(Y.Z) QUEENCO LTD ORDINARY SHARES TRADED ON TASE

Queenco Leisure International Ltd.
REG S GDR CUSIP:       74824B104
REG S GDR ISIN:    US74824B1044

If you or your customer is located in the State of Israel, You must complete and sign  this YZ Queenco Share Delivery Notice, retain the original in your files and submit the information it contains to the Tender Agent through the system of the applicable European Clearing System, to be received not later than 5:00 pm (New York time) on 21 November 2014.

HOLDERS OF REG S GDRs WHO ARE RESIDENTS OF ISRAEL MUST COMPLETE THE FOLLOWING SECTION:

REQUEST FOR BOOK-ENTRY DELIVERY OF THE (Y.Z) QUEENCO ORDINARY SHARES:

• Clearing System Reference : ________________________________________________
• Number of Queenco Reg S GDRs presented for exchange: _____________________________
• Name of TASE Participant: _____________________________________
• TASE Account No.: ___________________________________________
• Beneficiary’s Name: ___________________________________________
• Beneficiary’s Account No.: ______________________________________

• Contact details for verification:
          Name: __________________________________________
           Telephone number: __________________________________________

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Name of Firm:

Address:

Contact Name(s):

Area Code and Telephone Number:

E-mail Address:

Dated:

If your YZ Queenco Share Delivery Notice is not received by the GDR Expiration Time, or your YZ Queenco Delivery Notice is incomplete or the information provides is incorrect, the (Y.Z) Queenco Shares to which you are entitled under the Offer will be delayed and you will have to contact the Offeror directly to arrange for subsequent delivery.

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Exhibit B-3
Tender Form for holders of QLI Shares

Please indicate below if you have or do not have a “personal interest” (as defined in the Tender Offer Document) in the approval of the Tender Offer (if you do not check any of the boxes below, you will be deemed not to have a personal interest in the approval of the Tender Offer); if you are uncertain as to whether you have such personal interest, please contact Guy Sigura, Adv., the Offeror’s General Counsel, at +972-3-756-6555:

☐           I HAVE a “personal interest” in the approval of the Tender Offer

☐           I DO NOT HAVE a “personal interest” in the approval of the Tender Offer

If you are located (or your customer is located) in the United States, please check the applicable box and fill in the blank below:

☐           I am  an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

☐           I am not  an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

I am located in the following state or other jurisdiction of the United States:  ___________________________

All holders of QLI Shares not held in the form of GDRs who wish to instruct a tender to accept this offer must complete the information below and sign this Tender Form. QLI Shareholders that are unable to certify in accordance with this Tender Form may not instruct a tender to accept the offer. The completed and signed Tender Form may be returned to the Offeror prior to expiration as follows:

By Mail: 11 Menahem Begin Street, Ramat Gan 52681, Israel

By Facsimile: 972-3-7566500

I. Investor Representations

[Please check below, if applicable:]

☐           The undersigned is (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it is) located outside the United States and is not a “U.S. Person” (within the meaning of Regulation S under the Securities Act)

If the undersigned checked the  box above, please check the following, if applicable:

☐            The undersigned is located in the United Kingdom and is acquiring Offeror Shares for its own account or for the account of a beneficial owner for which it exercises sole investment discretion and is:
(i)            a person (A) having professional experience in matters relating to investments who falls within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”), (B) falling within Articles 49(2)(a)-(d) (“high net worth entities, unincorporated associations, etc) of the Order, or (C) to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Offeror or any member of its group may otherwise lawfully be communicated or caused to be communicated; and
(ii)           acquiring Offeror Shares in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act; and
(iii)           (A) a ‘‘qualified investor’’ within the meaning of section 86 of the Financial Services and Markets Act 2000, as amended or (B) able to receive the Offeror Shares pursuant to an exemption provided by Article 3(2) of the Directive of the European Parliament and of the Council (Directive 2003/71/EC) as amended (including amendments by Directive 2010/73/EU to the extent implemented in the relevant Member State) (“Prospectus Directive”).

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II.  U.S. Holder Representations

If the undersigned is (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person is) located inside the United States or is a U.S. Person, the undersigned hereby represents, warrants and agrees to the following (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has represented, warranted and agreed to the following):

(i)           The undersigned is (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed that it is) aware, and each prospective registered owner of Offeror Shares has been advised, that the Offeror Shares have not been, and will not be, registered under the Securities Act, and that the offer and sale to it is being made in a transaction exempt from registration under the Securities Act.

(ii)           The undersigned is (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it is) aware that the Offeror Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

(iii)           The undersigned has (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it has): (x) such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Offeror Shares; and (y) the financial ability to bear the economic risk of an investment in the Offeror Shares and adequate means for providing for current needs and possible contingencies.

(iv)           The undersigned has had (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it has had) such access to the financial and other information regarding the Offeror it has requested in connection with its investment decision to subscribe for or acquire Offeror Shares in exchange for the tendered QLI GDRs and it has made (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it has made) its own assessment concerning the relevant tax, legal and other economic considerations relevant to its investment (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person’s assessment as to its investment) in the Offeror Shares.

III.  Additional Representations

By signing below, the undersigned acknowledges and agrees (or if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it acknowledges and agrees) with the following:

1.           The Offeror Shares issued to the undersigned (or if the undersigned is instructing the acceptance of the Offer on behalf of another person, to such person) upon consummation of the Offer may not be sold or transferred in the United States in the absence of a registration under the Securities Act except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of that Act, in each case subject to receipt by the Offeror of an opinion of counsel (or of such other evidence that it may reasonably require) in a form satisfactory to it that such registration is not required under the Securities Act.

2.           The undersigned acknowledges and agrees that (or, if the undersigned is instructing the acceptance of the Offer on behalf of another person, such person has confirmed to the undersigned that it acknowledges and agrees that) each of the Offeror, QLI, the Tender Agent, the Information Agent, the Depositary, the Custodian Bank in Israel, and each of their affiliates, employees, directors and officers and counsel may rely on the instructions, certifications, representations, acknowledgements and agreements made in this Instruction Letter that such instructions, certifications, representations, acknowledgements and agreements will be deemed to be given as of the date on which the undersigned submitted this form and at all stages of the Offer thereafter through and including the date of the distribution of the Offeror Shares.

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This Letter and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

Signed:              ______________________________________

By:                      [NAME OF QLI SHAREHOLDER/PERSON ACTING ON THEIR BEHALF]

Date:                   ____________________

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